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                                                                  Exhibit 10.21



                                    CREDIT AGREEMENT dated as of June 13, 1996,
                           among INTERNATIONAL MANUFACTURING SERVICES, INC., a Delaware corporation ("IMS"), IMS BORROWER, INC., a Delaware corporation (the "U.S. Borrower"), IMS HOLDCO, INC., a Delaware corporation ("IMS Foreign Holdings"), MAXTOR (HONG KONG) LIMITED, a company organized under the laws of Hong Kong (the "HK Borrower"), IMS INTERNATIONAL MANUFACTURING SERVICES (THAILAND) LIMITED, a limited company organized under the laws of Thailand (the "Thai Borrower"), and DONGGUAN IMS ELECTRONICS LTD., a company organized under the laws of the People's Republic of China ("IMS PRC"), IMS INTERNATIONAL MANUFACTURING SERVICES, LIMITED, an exempted company incorporated in the Cayman Islands ("IMS Cayman"), the Lenders (as defined in Article I), and CHEMICAL BANK, a New York banking corporation, as fronting bank (in such capacity, the "Fronting Bank"), as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.


                  The Borrowers (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned thereto in Article
I) have requested the Lenders to extend credit in the form of Loans at any time and from time to time prior to the Maturity Date, in an aggregate principal amount at any time outstanding not in excess of the difference between $32,000,000 (as such amount may be reduced from time to time in accordance with the terms hereof) and the L/C Exposure at such time. The Borrowers have requested the Fronting Bank to issue letters of credit in an aggregate face amount at any time outstanding not in excess of $5,000,000 to support payment obligations incurred in the ordinary course of business by the Borrowers.

                  The proceeds of up to $7,000,000 of the Loans will be used on the Closing Date to provide funds to repay certain existing Indebtedness of the Borrowers, to make certain other payments in connection with the Recapitalization and for working capital. Except as provided in the immediately preceding sentence, the proceeds of the Loans and letters of credit in an aggregate face amount at any time outstanding not in excess of $5,000,000 will be used solely for working capital and other general corporate purposes.

                  The Lenders are willing to extend such credit to the Borrowers and the Fronting Bank is willing to issue letters of credit for the accounts of the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


ARTICLE I.  DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "Account" shall mean any right to payment for goods sold or leased or for services rendered, whether or not earned by performance.

                  "Account Debtor" shall mean, with respect to any Account, the obligor with respect to such Account.


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                  "Adjusted LIBO Rate" shall mean, with respect to any
Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
(a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

                  "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

                  "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

                  "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

                  "Aggregate Credit Exposure" shall mean the aggregate amount of the Lenders' Credit Exposures.

                  "Alternate Base Rate" shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of
(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Applicable Obligor" shall have the meaning assigned to such term in Section 2.22.

                  "Applicable Percentage" of any Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Applicable Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect, but giving effect to assignments pursuant to Section 9.04.


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                  "Assessment Rate" shall mean for any date the annual rate
(rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrowers" shall mean, collectively, the Domestic Borrowers and the Foreign Borrowers.

                  "Borrowing" shall mean any Revolving Credit Borrowing, Thai Facility Borrowing, Thai Offered Rate Borrowing or HK Offered Rate Borrowing.

                  "Borrowing Request" shall mean a request by any Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

                  "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that (i) when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day which is not a London Business Day and (ii) when used in connection with a Foreign Borrower, the term "Business Day" shall exclude any day on which banks in Hong Kong and the jurisdiction in which such Foreign Borrower is organized are not open for general banking business. A "London Business Day" shall mean any day on which banks are open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" shall mean, for any person in respect of any period, the sum of (a) the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such person and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures incurred by such person during such period to acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other person; provided, however, that Capital Expenditures shall not include (i) expenditures of proceeds of insurance settlements in respect of lost, destroyed or damaged assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed or damaged assets, equipment or other property within 12 months of such destruction or damage or (ii) acquisitions of property in connection with Permitted Sale and Lease-Back Transactions.

                  "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.


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                  "Capital Stock" of any person shall mean any and all shares, interests, share capital, rights to subscribe for or purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding any debt securities convertible into or exchangeable for such equity.

                  "Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of IMS, in substantially the form heretofore delivered to the Administrative Agent and the Lenders, with no changes therefrom or amendments thereto adverse to IMS or the Lenders, as amended from time to time in accordance with Section 6.09.

                  A "Change in Control" shall be deemed to have occurred if:

                  (a) the Prudential Investor, the Oak Investors, the Management Investors holding common stock of IMS or options to acquire such stock on the Closing Date or the Continuing Shareholder (collectively, the "Designated Persons") or any combination of Designated Persons, shall cease to own and control, beneficially and of record, shares in the aggregate representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of IMS;

                  (b) a majority of the seats (excluding vacant seats) on the board of directors of IMS shall at any time after the Closing Date have been occupied by persons who were neither (i) nominated by any one or more Designated Persons or by a majority of the board of directors of IMS, nor (ii) appointed by directors so nominated;

                  (c) a change in control with respect to IMS or any Subsidiary (or similar event, however denominated) shall occur under or in any instrument or agreement in respect of or evidencing Indebtedness in a principal amount in excess of $2,000,000 to which IMS or any Subsidiary is party if the effect thereof is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the serving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

                  (d) any person or group other than the Designated Persons shall otherwise directly or indirectly Control IMS;

                  (e)(i) IMS shall not own and control, of record and beneficially, 100% of each class of outstanding Capital Stock, and securities convertible into or exchangeable for Capital Stock, of the U.S. Borrower free and clear of all Liens (other than any Lien under the Security Documents); (ii) the U.S. Borrower shall not own and control, of record and beneficially, 100% of each class of outstanding Capital Stock, and securities convertible into or exchangeable for Capital Stock, of IMS Foreign Holdings free and clear of all Liens (other than any Lien under the Security Documents); or (iii) IMS Foreign Holdings shall not own and control, directly or indirectly, of record and beneficially, 100% of each class of outstanding Capital Stock, and warrants to purchase and rights to subscribe for, and securities convertible into or exchangeable for, Capital Stock, of each Foreign Subsidiary; or (iv) 100% of each class of outstanding Capital Stock, and warrants to purchase and rights to subscribe for, and securities convertible into or exchangeable for, Capital Stock, of any Domestic Subsidiary shall not be owned and controlled, of record and beneficially, free and clear of all Liens (other than any Lien under the Security Documents), by another Domestic Subsidiary


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         or, solely in the case of the U.S. Borrower, by IMS; in each case subject to directors' or similar qualifying shares required by applicable law; or

                  (f) the Prudential Investor and the Oak Investors shall cease to own and control, of record and beneficially, (i) shares in the aggregate representing more than 75% of the shares of Preferred Stock originally issued to the Prudential Investor and the Oak Investors and
         (ii) Subordinated Notes in an aggregate principal amount in excess of 75% of the aggregate principal amount of Subordinated Notes originally issued to the Prudential Investor and the Oak Investors.

                  "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof after the date of this Agreement or (c) compliance by any Lender or the Fronting Bank with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Closing Date" shall mean the date of the first Credit Event.

                  "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

                  "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

                  "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of IMS dated May 1996.

                  "Consolidated Cash Interest Expense" shall mean, with respect to IMS and the Subsidiaries on a consolidated basis for any period, Consolidated Interest Expense for such period less the sum of pay-in- kind or accreted Consolidated Interest Expense not involving any payment of cash.

                   "Consolidated Current Assets" shall mean, with respect to IMS and the Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of IMS and the Subsidiaries as current assets at such date of determination.

                  "Consolidated Current Liabilities" shall mean, with respect to IMS and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of IMS and the Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of long-term Indebtedness, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid) and (c) Loans classified as current.

                  "Consolidated Interest Expense" shall mean, with respect to IMS and the Subsidiaries on a consolidated basis for any period, interest and fees accrued, accreted or paid by IMS and the Subsidiaries during such period in respect of the Indebtedness of IMS and the Subsidiaries, determined on a consolidated basis in accordance with GAAP.


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                  "Consolidated Tangible Assets" shall mean at any time, the aggregate amount of assets (less applicable reserves and other properly deductible items) of IMS and the Subsidiaries, on a consolidated basis, adjusted for inventories on the basis of cost or current market value, whichever is lower, and deducting therefrom all goodwill, trade names, patents and other like intangibles, computed in accordance with GAAP.

                  "Consolidated Working Capital" shall mean, with respect to IMS and the Subsidiaries on a consolidated basis at any date of determination, Consolidated Current Assets at such date of determination minus Consolidated Current Liabilities at such date of determination.

                  "Contingent Payment Notes" shall mean the $20,000,000 aggregate principal amount of Senior Subordinated Notes of IMS and the HK Borrower and the Senior Subordinated Evidences of Indebtedness of the Thai Borrower payable to the order of the Continuing Shareholder, in each case in substantially the form heretofore delivered to the Administrative Agent and the Lenders, with no changes therefrom or amendments thereto adverse to IMS, the Subsidiaries or the Lenders, as amended from time to time in accordance with
Section 6.09.

                  "Contingent Payment Notes Guarantees" shall mean the Guaranties dated as of the date hereof made by IMS and the Subsidiary Guarantors in favor of the Continuing Shareholder in respect of the obligations of the HK Borrower and the Thai Borrower under the Contingent Payment Notes and by the Domestic Guarantors (other than IMS) in favor of the Continuing Shareholder in respect of the obligations of IMS under the Contingent Payment Notes, in each case in substantially the form heretofore delivered to the Administrative Agent and the Lenders, with no changes therefrom or amendments thereto adverse to IMS, the Subsidiaries or the Lenders, as amended from time to time in accordance with
Section 6.09.

                  "Continuing Shareholder" shall mean Maxtor Corp., a Delaware corporation.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Credit Event" shall have the meaning assigned to such term in
Section 4.01.

                  "Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender to all the Borrowers, plus the aggregate amount at such time of such Lender's (w) L/C Exposure, (x) Thai Facility Exposure, (y) Thai Offered Rate Facility Exposure and (z) HK Offered Rate Facility Exposure.

                  "Customer Account Equipment" shall mean customer-unique equipment which is purchased by any Subsidiary with the intention of selling such equipment to a specific customer of such Subsidiary within 180 days after such purchase, and which is in fact sold to such customer within 180 days after such purchase, all in the ordinary course of business of such Subsidiary.

                  "Debt Service" shall mean, with respect to IMS and the Subsidiaries on a consolidated basis for any period, the sum of (a) Consolidated Cash Interest Expense of IMS and the Subsidiaries for such period plus (b) scheduled principal amortization of Total Debt (other than the Contingent Payment Notes) for such period.


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                  "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "Designated Excess Cash Flow Amount" shall have the meaning assigned to such term in Section 2.09(e).

                  "Designated Persons" shall have the meaning assigned to such term in the definition of Change of Control.

                  "dollars" or "$" shall mean lawful money of the United States of America.

                  "Domestic ABR Borrowing" shall mean any Domestic Borrowing that is an ABR Borrowing.

                  "Domestic Borrowers" shall mean, collectively, the U.S. Borrower and any Permitted Additional Borrower that is not a Foreign Subsidiary.

                  "Domestic Borrowing" shall mean (i) any Borrowing made by a Domestic Borrower and (ii) any Revolving Credit Borrowing made by the HK Borrower that is not a Foreign Revolving Borrowing.

                  "Domestic Guarantors" shall mean, collectively, IMS and each other Guarantor that is not a Foreign Subsidiary.

                  "Domestic Subsidiary" shall mean any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

                  "EBITDA" shall mean, with respect to IMS and the Subsidiaries on a consolidated basis for any period, the net income of IMS and the Subsidiaries on a consolidated basis for such period plus, to the extent deducted in computing such consolidated net income, without duplication, the sum of (a) income tax expense, (b) interest expense, (c) depreciation and amortization expense, (d) any extraordinary or non-recurring losses and (e) other noncash items reducing such consolidated net income, minus, to the extent added in computing such consolidated net income, without duplication, the sum of
(i) interest income, (ii) any extraordinary or non-recurring gains and (iii) other noncash items increasing such consolidated net income, determined on a consolidated basis in accordance with GAAP.

                  "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

                  "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release, (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.


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                  "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, directives, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including, but not limited to the Enhancement and Conservation of National Environmental Quality Act, Hazardous Substances Act, Factories Act, Public Health Act, Air Pollution Control Ordinance, Air Pollution Control Amendment Ordinance, Factories & Industrial Undertakings Ordinance, Ozone Layer Protection Ordinance, Waste Disposal Ordinance, Water Pollution Control Ordinance and any similar or implementing foreign, provincial, district, regional, state or local law, and all amendments to, or regulations promulgated under, any of the foregoing.

                  "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "Equity Net Proceeds" shall mean the cash proceeds from the issuance or sale by IMS or any Subsidiary (other than the issuance or sale to IMS or any wholly owned Subsidiary) of any equity security (or any option, warrant or right to subscribe for or security convertible into or exchangeable for any equity security) of IMS or any Subsidiary (other than sales of Capital Stock of IMS to directors, officers, consultants or employees of IMS or the Subsidiaries in connection with permitted employee compensation and incentive arrangements), net of all taxes applicable to and customary fees, commissions, costs and other expenses incurred in connection with such issuance or sale.

                  "Equity Net Proceeds Reduction" shall have the meaning assigned to such term in Section 2.09.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with any Domestic Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or
Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of any Domestic Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by any Domestic Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by any Domestic Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of


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Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which any Domestic Borrower or any of its subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which any Domestic Borrower or any such subsidiary could otherwise be liable;
(i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in material liability of any Domestic Borrower; and (j) any Foreign Benefit Event.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" shall have the meaning assigned to such term in Article VII.

                  "Excess Cash Flow" shall mean, with respect to IMS and the Subsidiaries on a consolidated basis for any fiscal year (or for the period commencing on June 30, 1996 and ending on the last Saturday in March, 1997), EBITDA of IMS and the Subsidiaries on a consolidated basis for such fiscal year or period minus, without duplication, (a) Debt Service of IMS and the Subsidiaries on a consolidated basis for such fiscal year or period, (b) Capital Expenditures by IMS and the Subsidiaries on a consolidated basis during such fiscal year or period that are paid in cash, (c) all taxes paid in cash by IMS and the Subsidiaries on a consolidated basis during such fiscal year or period,
(d) an amount equal to any increase in Consolidated Working Capital of IMS and the Subsidiaries during such fiscal year or period, (e) cash dividends paid by IMS on the Preferred Stock during such fiscal year or period in an aggregate amount not in excess of $1,000,000, (f) cash expenditures made by IMS and the Subsidiaries on a consolidated basis in respect of Interest Rate Protection Agreements during such fiscal year or period, to the extent not reflected in the computation of EBITDA, (g) amounts paid in cash by IMS and the Subsidiaries on a consolidated basis during such fiscal year or period on account of items that were accounted for as noncash reductions of consolidated net income of IMS and the Subsidiaries in the current or a prior period, (h) any extraordinary or non-recurring loss paid in cash by IMS and the Subsidiaries on a consolidated basis during such fiscal year or period and (i) to the extent added in determining EBITDA, all items that did not result from a cash payment to IMS and the Subsidiaries on a consolidated basis during such fiscal year or period plus, without duplication, (i) an amount equal to any decrease in Consolidated Working Capital of IMS and the Subsidiaries during such fiscal year or period, (ii) all proceeds received during such fiscal year or period from Capital Lease Obligations, purchase money Indebtedness and any other Indebtedness to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such Borrowings for such fiscal year or period or any prior period), (iii) all amounts referred to in clause (b) above to the extent funded with the proceeds of the issuance of Capital Stock of IMS after the Closing Date or any amount that would have constituted Equity Net Proceeds if not so spent, in each case to the extent there is a corresponding deduction to Excess Cash Flow above for such fiscal year or period or any prior period, (iv) cash payments received in respect of Interest Rate Protection Agreements during such fiscal year or period to the extent not included in EBITDA, (v) any extraordinary or non-recurring gain realized in cash during such fiscal year or period (except to the extent such gain is subject to Section 2.09(d)(iii)), (vi) to the extent subtracted in the computation of EBITDA, interest income and (vii) to the extent subtracted in determining EBITDA, all items that did not result from a cash payment by IMS and the Subsidiaries on a consolidated basis during such fiscal year or period.

                  "Excess Cash Flow Reduction" shall have the meaning assigned to such term in Section 2.09(d).

                  "Excess EBITDA" shall have the meaning assigned to such term in Section 6.10.

                  "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, the Fronting Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which it is organized, or the jurisdiction in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits or similar Tax imposed by the Relevant Jurisdiction and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)), any withholding Tax imposed on amounts payable to such Foreign Lender under this Agreement because of its failure or inability to comply with Section 2.18(e) or otherwise, unless (and to the extent that) (i) such withholding Tax liability arises or is increased by reason of a Change in Law occurring after such Foreign Lender becomes a Lender under this Agreement or
(ii) such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the applicable Borrower with respect to such withholding Tax liability pursuant to Section 2.18(a).

                  "Fee Letter" shall mean the Fee Letter dated April 17, 1996, among the Prudential Investor, the Oak Investors, Chemical Bank and Chemical Securities Asia Limited.

                  "Fees" shall mean the Commitment Fees, the Administrative Agent's Fees, the LC Participation Fees, the Thai Facility Participation Fees, the Thai Offered Rate Facility Participation Fees, the HK Offered Rate Facility Participation Fees and the Fronting Bank Fees.

                  "Financial Officer" of any person shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such person.

                  "Foreign Benefit Event" shall mean (a) with respect to any Foreign Pension Plan, (i) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (ii) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (iii) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee to administer any such Foreign Pension Plan, or to the insolvency of any such Foreign Pension Plan and (iv) the incurrence of any liability of the Borrowers under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein and (b) with respect to any Foreign Plan, (i) the occurrence of any transaction that is prohibited under any applicable law and could result in the incurrence of any liability by the Borrowers, or the imposition on the Borrowers of any fine, excise tax or penalty resulting from any noncompliance with any applicable law and (ii) any other event or condition that could reasonably be expected to result in liability of any of the Borrowers.

                  "Foreign Borrowers" shall mean, collectively, the HK Borrower and the Thai Borrower and any Permitted Additional Borrower that is a Foreign Subsidiary.

                  "Foreign Guarantors" shall mean, collectively, all Guarantors that are Foreign Subsidiaries.

                  "Foreign Lender", with respect to any Loan, shall mean any Lender making such Loan that is organized under the laws of a jurisdiction other than the Relevant Jurisdiction.

                  "Foreign Pension Plan" shall mean any benefit plan which under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

                  "Foreign Plan" shall mean any plan or arrangement established or maintained outside the United States for the benefit of present or former employees of any of the Subsidiaries.

                  "Foreign Pledge Agreements" shall mean the following agreements: (i) the Debenture in the form of Exhibit E-2 between the HK Borrower and the Collateral Agent for the benefit of the Secured Parties; (ii) the Pledge Agreement substantially in the form of Exhibit E-3 between IMS Cayman and the Collateral Agent for the benefit of the Secured Parties and (iii) any Pledge Agreement entered into pursuant to Section 5.11 by a Foreign Subsidiary formed or acquired by IMS or any Subsidiary after the date hereof and the Collateral Agent for the benefit of the Secured Parties, which shall be substantially in the form of Exhibit E-1 with such changes as shall in the judgment of the Collateral Agent be necessary or advisable under applicable law.

                  "Foreign Revolving Borrowing" shall mean any Revolving Credit Borrowing made by a Foreign Borrower the funds comprising which are disbursed to an account located outside the United States.

                  "Foreign Security Agreements" shall mean the following agreements: (i) the Thailand Security Agreement, (ii) the Debenture substantially in the form of Exhibit E-2 between the HK Borrower and the Collateral Agent for the benefit of the Secured Parties, (iii) the Security Agreement substantially in the form of Exhibit F-3 between IMS Cayman and the Collateral Agent for the benefit of the Secured Parties and (v) any Security Agreement entered into pursuant to Section 5.11 by a Foreign Subsidiary formed or acquired by IMS or any Subsidiary after the date hereof and the Collateral Agent for the benefit of the Secured Parties, which shall be substantially in the form of Exhibit F-1 with such changes as shall in the judgment of the Collateral Agent be necessary or advisable under applicable law.

                  "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

                  "Fronting Bank Fees" shall have the meaning assigned to such term in Section 2.05(c).

                  "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis.

                  "GECC Loan" shall mean certain Indebtedness outstanding as of the date hereof of the HK Borrower to General Electric Credit Corporation in a principal amount equal to approximately $425,000.

                  "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Agreements" shall mean the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement.

                  "Guarantors" shall mean IMS and each Subsidiary that has entered into the Subsidiary Guarantee Agreement.

                  "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "HK Facility Lender" shall mean Chemical Bank. The HK Facility Lender shall be a Lender.

                  "HK Offered Rate" shall mean with respect to any HK Offered Rate Loan for any Interest Period, the rate per annum at which deposits in dollars approximately equal in principal amount to such HK Offered Rate Loan and for a maturity comparable to such Interest Period are offered by the HK Facility Lender to prime banks in Hong Kong on the first day of such Interest Period.

                  "HK Offered Rate Borrowing" shall mean one or a group of HK Offered Rate Loans made on a single date and as to which a single Interest Period is in effect.

                  "HK Offered Rate Facility Commitment" shall mean the commitment of the HK Facility Lender to make HK Facility Loans pursuant to
Section 2.01(d).

                  "HK Offered Rate Facility Exposure" shall mean at any time the aggregate principal amount of all outstanding HK Offered Rate Loans at such time. The HK Offered Rate Facility Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate HK Offered Rate Facility Exposure at such time.

                  "HK Offered Rate Facility Participations Event" shall have the meaning assigned to such term in Section 2.01(d).

                  "HK Offered Rate Loan Payment Date" shall have the meaning assigned to such term in Section 2.01(d)(vi).

                  "HK Offered Rate Loans" shall mean the HK Offered Rate Loans made by the HK Facility Lender to the HK Borrower pursuant to Section 2.01(d).

                  "IMS PRC Borrower Date" shall have the meaning assigned to such term in Section 6.15.

                  "IMS PRC Guarantee Issuance Date" shall have the meaning assigned to such term in Section 5.11.

                  "IMS PRC Security Grant Date" shall have the meaning assigned to such term in Section 5.11.

                  "IMS Reorganization" shall mean the reorganization of IMS and its subsidiaries as a result of which the organizational structure of IMS and its subsidiaries will be as set forth on Schedule 4.02(n).

                  "Indebtedness" of any person shall mean, without duplication,
(a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

                  "Indemnified Taxes" shall mean Taxes other than Excluded
Taxes.


                  "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among the Subsidiary Guarantors and the Collateral Agent.

                  "Interest Coverage Ratio" shall have the meaning assigned to such term in Section 6.11.

                  "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or conversion of such Borrowing to a Borrowing of a different Type.

                  "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period in effect for such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the applicable Borrower may elect and (b) as to any ABR Borrowing, Thai Offered Rate Borrowing or HK Offered Rate Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period in effect for such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and (iii) in the case of an ABR Borrowing, the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11, and in the case of an Offered Rate Borrowing, on the day such Borrowing is repaid or converted into a Eurodollar Borrowing in accordance with Section 2.01; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Interest Rate Protection Agreement" shall mean any interest rate cap agreement or other agreement or arrangement satisfactory to the Administrative Agent entered into by any Borrower designed to protect such Borrower against fluctuations in interest rates.

                  "Investors" shall mean the Management Investors (as at the time of determination), the Prudential Investor and the Oak Investors.

                  "L/C Commitment" shall mean the commitment of the Fronting Bank to issue Letters of Credit pursuant to Section 2.20.

                  "L/C Disbursement" shall mean a payment or disbursement made by the Fronting Bank pursuant to a Letter of Credit.

                  "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus
(b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate L/C Exposure at such time.

                  "L/C Participation Fee" shall have the meaning assigned to such term in Section 2.05(c).

                  "Lenders" shall mean (a) the financial institutions listed on
Schedule 2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

                  "Letter of Credit" shall mean any letter of credit issued pursuant to Section 2.20.

                  "Leverage Ratio" shall have the meaning assigned to such term in Section 6.13.

                  "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the arithmetic average of the rates that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, two London Business Days prior to the commencement of such Interest Period, for a maturity comparable to such Interest Period or, in the event no such rates appear on the Reuters Screen LIBO Page, the rate at which deposits in dollars approximately equal in principal amount to such Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two London Business Days prior to the commencement of such Interest Period.

                  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" shall mean this Agreement, the Letters of Credit, the Guarantee Agreements, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

                  "Loan Parties" shall mean the Borrowers and the Guarantors.

                  "Loans" shall mean the Revolving Loans, the Thai Facility Loans, the Thai Offered Rate Loans and the HK Offered Rate Loans. Each Revolving Loan shall be a Eurodollar Loan or an ABR Loan.

                  "Management Investors" shall mean at any time the officers and directors of IMS and the Subsidiaries holding voting stock of IMS at such time.

                  "Margin Stock" shall have the meaning assigned to such term in Regulation U.

                  "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations or financial condition of IMS and the Subsidiaries taken as a whole, (b) material impairment of the ability of IMS or any other Loan Party to perform its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

                  "Maturity Date" shall mean the fifth anniversary of the Closing Date.

                  "Mortgaged Properties" shall mean the material owned real properties and leasehold and subleasehold interests of the Loan Parties.

                  "Mortgages" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 5.11.

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Non-Equity Net Proceeds" shall mean (a) 100% of the cash proceeds actually received by IMS or any Subsidiary (including cash proceeds subsequently received in respect of noncash consideration initially received and including all insurance settlements and condemnation awards in any fiscal year of IMS but only as and when received), net of selling expenses (including reasonable broker's fees or commissions, transfer and similar taxes and IMS's good faith estimate of income tax liabilities incurred in connection with the receipt of such cash proceeds) from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (other than (i) the sale of Customer Account Equipment and inventory in the ordinary course, (ii) sales of property in connection with Permitted Sale and Lease-Back Transactions and (iii) sales, transfers or other dispositions effected as part of a Permitted Intercompany Transfer) to any person in any transaction or related series of transactions of any asset or assets of IMS or any Subsidiary, provided that if IMS shall deliver a certificate of a Responsible Officer to the Administrative Agent promptly following receipt of any such proceeds setting forth the intention of IMS or the applicable Subsidiary to use any portion of such proceeds to purchase assets useful in the business of IMS or the applicable Subsidiary within 12 months of such receipt, such portion of such proceeds shall not constitute Non-Equity Net Proceeds except to the extent not so used within such 12-month period ("Reinvested Proceeds"); and provided further that if the proceeds realized from any such sale, transfer or disposition transaction is less than $25,000 (a "De Minimis Sale"), then, so long as such proceeds are used to purchase assets useful in the business of IMS or the applicable Subsidiary within 12 months of receipt thereof, such proceeds shall be deemed (regardless of the failure of IMS or such Subsidiary to deliver a certificate as set forth above with respect to such De Minimis Sale) to constitute Reinvested Proceeds unless the aggregate amount of all De Minimis Sales (including such De Minimis Sale) in the fiscal year in which such De Minimis Sale occurs exceeds $1,000,000; and (b) 100% of the cash proceeds from the incurrence, issuance or sale by IMS or any Subsidiary of any Indebtedness of IMS or any Subsidiary (other than Indebtedness permitted under Section 6.01, other than by virtue of any waiver or amendment entered into to permit such Indebtedness), net of all taxes applicable to and customary fees, commissions, costs and other expenses incurred in connection with such issuance or sale.

                  "Non-Equity Net Proceeds Reduction" shall have the meaning assigned to such term in Section 2.09(d).

                  "Oak Investor Parties" shall mean the Oak Investors and the persons listed on Schedule 1.01(a).

                  "Oak Investors" shall mean, collectively, Oak Investment Partners VI, L.P., a California limited partnership, and Oak VI Affiliates Fund, L.P., a California limited partnership.

                  "Obligations" shall mean, without duplication, (a) the obligations of the Borrowers (i) to pay the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) to make each payment required to be made by the Borrowers under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) to pay and satisfy when due all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers to the Secured Parties under this Agreement and the other Loan Documents and (b) the obligations of the Loan Parties to pay and perform when and as due all the covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to this Agreement and the other Loan Documents and under each Interest Rate Protection Agreement entered into with any counterparty that was a Lender at the time such Interest Rate Protection Agreement was entered into.

                  "Offered Rate Borrowings" shall mean Thai Offered Rate Borrowings and HK Offered Rate Borrowings.

                  "Offered Rate Loans" shall mean Thai Offered Rate Loans and HK Offered Rate Loans.

                  "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, this Agreement.

                  "Parent Guarantee Agreement" shall mean the Parent Guarantee Agreement, substantially in the form of Exhibit D-1, made by IMS in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "Perfection Certificate" shall mean a Perfection Certificate substantially in the form of Annex 1 to the Security Agreement.

                  "Permitted Additional Borrower" shall mean any wholly owned Subsidiary that was formed or acquired pursuant to a Permitted Business Acquisition and which, pursuant to Section 2.21, has undertaken all the liabilities and obligations of a Borrower under this Agreement.

                  "Permitted Business Acquisition" shall mean any acquisition of all the shares (excluding directors' or similar qualifying shares required by applicable law) of Capital Stock (and warrants or rights to subscribe for and securities convertible into or exchangeable for Capital Stock) (including the formation of a new Subsidiary), or of all or substantially all the assets of, a person or division or line of business of a person if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws, (c) all the Capital Stock (and all warrants or rights to subscribe for and securities convertible into or exchangeable for Capital Stock) of any acquired or newly formed person (i) that is a Domestic Subsidiary shall be owned directly by a wholly owned Domestic Subsidiary and (ii) that is a Foreign Subsidiary shall be owned directly by IMS Foreign Holdings, and all actions required to be taken with respect to any such Domestic Subsidiary or Foreign Subsidiary under Section 5.11 (including with respect to such party entering into a Security Agreement and a Guarantee Agreement with the Collateral Agent for the benefit of the Secured Parties) shall have been taken or shall have been provided for, and the Required Lenders and the Collateral Agent shall be reasonably satisfied with all matters pertaining to compliance with such Section 5.11 and with the guarantee and collateral arrangements with respect to such person (and with an opinion of counsel reasonably acceptable to the Collateral Agent relating to any such person and such arrangements) and the Collateral Agent shall have delivered written notice to IMS confirming such satisfaction, (d) any acquired assets shall be used in, and any acquired or newly formed person shall be engaged in the business currently conducted by, IMS and the Subsidiaries and business activities reasonably related or incidental thereto, and (e)(i) IMS and the Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in Sections 6.11, 6.12, 6.13, and 6.14 (A) recomputed as at the last day of the most recently ended fiscal quarter of IMS as if such acquisition had occurred on the first day of the relevant period for testing such compliance and (B) computed for each relevant period during the remaining term of this Agreement (based, in the case of such projected compliance for future periods, upon reasonable assumptions as to costs to be incurred and revenues to be realized from such acquisition or formation), and IMS shall have delivered to the Administrative Agent a certificate of a Responsible Officer to such effect, together with all relevant financial information for such Subsidiary or assets and calculations demonstrating such compliance, and (ii) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by
Section 6.01.

                  "Permitted Intercompany Transfer" shall mean any transfer, by means of issuance and incurrence of Indebtedness, investment, purchase and sale or otherwise, of any asset from IMS or any Subsidiary to any wholly owned Guarantor or to IMS PRC if, after giving effect to such transfer:

                  (a) the aggregate obligations of each Subsidiary shall be in an amount, and shall involve payments, that can reasonably be supported by such Subsidiary taking into account the actual and reasonably expected cash flows of such Subsidiary, the value of the assets of such Subsidiary included in the Collateral and the Indebtedness and obligations of such Subsidiary;

                  (b) Consolidated Tangible Assets representing not less than 90% of the total Consolidated Tangible Assets of IMS and the Subsidiaries shall be owned by the Borrowers; and

                  (c) all rights of IMS and the Subsidiaries in contracts representing not less than 90% of the consolidated projected contractual revenues of IMS and the Subsidiaries under contracts for the production of goods that are in effect at the time of determination shall be held by the Borrowers.

                  "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of A1 from Standard & Poor's Ratings Service or P1 from Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances, time deposits and other deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank that has a combined capital and surplus and undivided profits of not less than $250,000,000 or a rating of A1 from Standard and Poor's Ratings Service or P1 from Moody's Investors Service, Inc.;

                  (d) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State having, at such date of acquisition, a rating of at least AA by S&P and Aa2 by Moody's, in each case maturing within one year after the date of acquisition thereof; and

                  (e) other investment instruments approved in writing by the Required Lenders and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $250,000,000.

                  "Permitted Sale and Lease-Back Transaction" shall have the meaning assigned to such term in Section 6.03.

                  "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                  "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 307 of ERISA, and in respect of which IMS or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreements" shall mean the U.S. Pledge Agreement and the Foreign Pledge Agreements.

                  "Preferred Stock" shall mean the Series A 10% Preferred Stock of IMS and the Series B 10% Preferred Stock of IMS, with an aggregate initial liquidation preference of $10,000,000, to be issued to the Prudential Investor and the Oak Investors on the Closing Date pursuant to the Recapitalization Agreement.

                  "Production Agreement" shall mean the Manufacturing Services Agreement to be dated as of or prior to the Closing Date to be entered into by the Continuing Shareholder and IMS, in substantially the form heretofore delivered to the Administrative Agent and the Lenders, with no changes therefrom or amendments thereto (other than those that would not constitute, and could not reasonably be expected to result in, a Material Adverse Effect), as amended from time to time in accordance with Section 6.09.

                  "Proposed Permitted Additional Borrower" shall have the meaning assigned to such term in Section 2.21.

                  "Prudential Investor" shall mean Prudential Private Equity Investors III, L.P., a Delaware limited partnership.

                  "Prudential Investor Parties" shall mean the Prudential Investor and the persons listed on Schedule 1.01(b).

                  "Purchase Commitment Default" shall mean any breach by the Continuing Shareholder of its Purchase Commitment (as defined in the Production Agreement).

                  "Recapitalization" shall mean the consummation of the following transactions: (a) the purchase by the Investors and the other Oak Investor Parties and Prudential Investor Parties of common stock of IMS that on a fully diluted basis and after giving effect to the other transactions referred to in this definition (including the issuance of the Warrants) will represent 78.5% of the issued and outstanding common stock of IMS, (b) the receipt by the Continuing Shareholder of cash payments in an aggregate amount not in excess of $26,000,000 consisting of approximately $10,000,000 from the redemption of common stock of IMS held by the Continuing Shareholder, approximately $15,000,000 from the repayment of notes by certain Subsidiaries to the Continuing Shareholder and not more than $1,000,000 from the repayment by IMS to the Continuing Shareholder of capital advances made by the Continuing Shareholder to IMS between January 1, 1996 and the Closing Date, (c) the issuance by IMS, the HK Borrower and the Thai Borrower to the Continuing Shareholder of the Contingent Payment Notes in an aggregate principal amount of $20,000,000, (d) the issuance by IMS to the Continuing Shareholder of the Warrants, (e) the issuance by IMS of the Subordinated Notes in an aggregate principal amount of $12,500,000 and the Preferred Stock with an aggregate initial liquidation preference of $10,000,000, in each case as set forth on
Schedule 1.01(c), (f) the issuance by IMS to the Management Investors of certain stock options, with the result that, upon such issuance and after giving effect to the other transactions referred to in this definition (including the issuance of the Warrants), the common stock of IMS will be held on a fully diluted basis as set forth on Schedule 1.01(c), (g) the execution and delivery by the Continuing Shareholder and IMS of the Production Agreement, (h) the consummation of the IMS Reorganization and (i) the execution and delivery of, and the consummation of the other transactions contemplated by, the Recapitalization Agreement and the Redemption Agreement.

                  "Recapitalization Agreement" shall mean the Recapitalization Agreement among IMS, the Continuing Shareholder and the Investors in substantially the form heretofore delivered to the Administrative Agent and the Lenders, with no changes therefrom or amendments thereto adverse to IMS or the Lenders, as amended from time to time in accordance with Section 6.09.

                  "Redemption Agreement" shall mean the Redemption Agreement between IMS and the Continuing Shareholder in substantially the form heretofore delivered to the Administrative Agent and the

Lenders, with no changes therefrom or amendments thereto adverse to IMS or the Lenders, as amended from time to time in accordance with Section 6.09.

                  "Register" shall have the meaning given such term in Section 9.04(d).

                  "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Related Claims" shall mean, in respect of any Borrower, all obligations of such Borrower in respect of any Loans and L/C Disbursements.

                  "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

                  "Relevant Jurisdiction" shall mean (i) in the case of any Loan to any Domestic Borrower, the United States of America, and (ii) in the case of any Loan to any Foreign Borrower, the jurisdiction imposing (or having the power to impose) withholding Tax on payments by such Foreign Borrower under this Agreement.

                  "Remedial Action" shall mean all actions required by any Governmental Authority or voluntarily undertaken to: (a) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (b) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (c) perform studies and investigations in connection with, or as a precondition to, (a) or (b) above.

                  "Required Lenders" shall mean, at any time, Lenders having Revolving Loans, L/C Exposure, Thai Facility Exposure, Thai Offered Rate Facility Exposure, HK Offered Rate Facility Exposure and unused Revolving Credit Commitments representing at least 66-2/3% of the sum of all Revolving Loans outstanding, L/C Exposure, Thai Facility Exposure, Thai Offered Rate Facility Exposure, HK Offered Rate Facility Exposure and unused Revolving Credit Commitments at such time.

                  "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "Revolving Credit Borrowing" shall mean a group of Revolving Loans of a single Type made by the Lenders to a single Borrower on a single date and as to which a single Interest Period is in effect.

                  "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth in Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or pursuant to
Section 2.19 and (b)
reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

                  "Revolving Loan Borrowers" shall mean the U.S. Borrower, the HK Borrower and any Permitted Additional Borrower.

                  "Revolving Loans" shall mean the Revolving Loans made by the Lenders to the Revolving Loan Borrowers pursuant to Section 2.02(a).

                  "Sale and Lease-Back Transaction" shall have the meaning assigned to such term in Section 6.03.

                  "Secured Party" shall mean each person designated as a "Secured Party" in any Security Document.

                  "Security Agreements" shall mean the U.S. Security Agreement and the Foreign Security Agreements.

                  "Security Documents" shall mean the Mortgages, the Security Agreements, the Pledge Agreements and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

                  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Notes" shall mean up to $12,500,000 aggregate principal amount of Junior Subordinated Notes of IMS issued pursuant to the Recapitalization Agreement in substantially the form heretofore delivered to the Administrative Agent and the Lenders, with no changes therefrom or amendments thereto adverse to IMS or the Lenders, as amended from time to time in accordance with Section 6.09.

                  "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" shall mean any subsidiary of IMS.

                  "Subsidiary Guarantee Agreement" shall mean the Guarantee Agreement substantially in the form of Exhibit D-2 by the U.S. Borrower, IMS Foreign Holdings, the Thai Borrower, the HK Borrower and IMS Cayman in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "Suspended Contingent Payment Note Interest" shall have the meaning assigned to such term in Section 2.22.

                  "Target EBITDA" shall mean (w) with respect to the fiscal year of IMS ended on the last Saturday of March, 1998, $25,400,000, (x) with respect to the fiscal year of IMS ended on the last Saturday of March, 1999, $32,900,000 and (y) with respect to each fiscal year of IMS thereafter, $41,100,000.

                  "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Thai Facilities Lender" shall mean Chemical Bank. The Thai Facilities Lender shall be a Lender.

                  "Thai Facility Borrowing" shall mean one or a group of Thai Facility Loans of a single Type made by the Thai Facilities Lender to the Thai Borrower on a single date and as to which a single Interest Period is in effect.

                  "Thai Facility Commitment" shall mean the commitment of the Thai Facilities Lender to make Thai Facility Loans pursuant to Section 2.01(b).

                  "Thai Facility Exposure" shall mean at any time the aggregate principal amount of all outstanding Thai Facility Loans at such time. The Thai Facility Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate Thai Facility Exposure at such time.

                  "Thai Facility Loans" shall mean the loans made by the Thai Facilities Lender to the Thai Borrower pursuant to Section 2.01(b).

                  "Thai Facility Participations Event" shall have the meaning assigned to such term in Section 2.01(b).

                  "Thailand Security Agreement" shall mean the Security Agreement substantially in the form of Exhibit F-2 between the Thai Borrower and the Collateral Agent for the benefit of the Secured Parties.

                  "Thai Offered Rate" shall mean with respect to any Thai Offered Rate Loan for any Interest Period, the rate per annum at which deposits in dollars approximately equal in principal amount to such Thai Offered Rate Loan and for a maturity comparable to such Interest Period are offered by the Thai Facilities Lender to prime banks in Thailand on the first day of such Interest Period.

                  "Thai Offered Rate Borrowing" shall mean one or a group of Thai Offered Rate Loans made on a single date and as to which a single Interest Period is in effect.

                  "Thai Offered Rate Facility Commitment" shall mean the commitment of the Thai Facilities Lender to make Thai Facility Loans pursuant to
Section 2.01(c).

                  "Thai Offered Rate Facility Exposure" shall mean at any time the aggregate principal amount of all outstanding Thai Offered Rate Loans at such time. The Thai Offered Rate Facility Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate Thai Offered Rate Facility Exposure at such time.

                  "Thai Offered Rate Facility Participations Event" shall have the meaning assigned to such term in Section 2.01(c).

                  "Thai Offered Rate Loan Payment Date" shall have the meaning assigned to such term in Section 2.01(c)(vi).

                  "Thai Offered Rate Loans" shall mean the Thai Offered Rate Loans made by the Thai Facilities Lender to the Thai Borrower pursuant to
Section 2.01(c).

                  "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Total Debt" shall mean, with respect to IMS and the Subsidiaries on a consolidated basis at any time, all Indebtedness (other than Indebtedness described in clause (i) of the definition of "Indebtedness") of IMS and the Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

                  "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments in effect at such time.

                  "Transactions" shall have the meaning assigned to such term in
Section 3.02.

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate, the Alternate Base Rate, the Thai Offered Rate and the HK Offered Rate.

                  "U.S. Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit E-1, among IMS, the U.S. Borrower, IMS Foreign Holdings and the Collateral Agent for the benefit of the Secured Parties.

                  "U.S. Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit F-1, among IMS, the U.S. Borrower, IMS Foreign Holdings and the Collateral Agent for the benefit of the Secured Parties.

                  "Warrants" shall mean warrants to purchase common stock of IMS having an exercise price equal to the price per share (on a fully diluted basis) that results in a valuation of the equity of IMS on the Closing Date at $100,000,000, issued pursuant to the Recapitalization Agreement and in substantially the form heretofore delivered to the Administrative Agent and the Lenders.

                  "wholly owned Domestic Guarantor" shall mean any wholly owned Guarantor that is a Domestic Subsidiary.

                  "wholly owned Foreign Guarantor" shall mean any wholly owned Guarantor that is a Foreign Subsidiary.

                  "wholly owned Guarantor" shall mean any Guarantor that is a wholly owned Subsidiary.

                  "wholly owned subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

                  "wholly owned Subsidiary" shall mean any wholly owned subsidiary of IMS.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if IMS notifies the Administrative Agent that IMS wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies IMS that the Required Lenders wish to amend Article VI or any related definition for such purpose), then compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to IMS and the Required Lenders.


ARTICLE II.  THE CREDITS

                  SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans to each Revolving Loan Borrower in dollars, at any time and from time to time on or after the date hereof, and until the earlier of the Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding for all Revolving Loan Borrowers that will not result in such Lender's Credit Exposure exceeding such Lender's Revolving Credit Commitment.

                  (b) (i) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, and subject to the limitations set forth below with respect to the maximum amount of Thai Facility Loans permitted to be outstanding from time to time, the Thai Facilities Lender agrees to make Thai Facility Loans to the Thai Borrower in dollars at any time and from time to time on or after the date hereof and until the earlier of the Maturity Date and the termination of the Thai Facility Commitment in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in any Lender's Credit Exposure exceeding such Lender's Revolving Credit Commitment. Thai Facility Loans may be made notwithstanding the fact that such Thai Facility Loans, when aggregated with the Thai Facilities Lender's outstanding Revolving Loans, L/C Exposure, Thai Offered Rate Facility

Exposure, HK Offered Rate Facility Exposure and Thai Facility Exposure, may exceed the Thai Facilities Lender's Applicable Percentage of the aggregate Credit Exposures.

                  (ii) Upon the occurrence of (x) any Event of Default resulting from a default in the payment of any principal of or interest on any Thai Facility Loan, (y) any Event of Default resulting from a default under subparagraph (h) or (i) of Article VII hereof or (z) any action taken pursuant to clause (ii) of such Article VII (any such occurrence, a "Thai Facility Participations Event"), then the Thai Facilities Lender may at any time, on one Business Day's notice, require each Lender, including the Thai Facilities Lender, and each Lender hereby agrees, subject to the provisions of this Section 2.01(b), to purchase a participation in the Thai Facility Loans in an amount equal to such Lender's Applicable Percentage of the principal of and interest accrued but unpaid on the outstanding Thai Facility Loans. In the event any Lender fails to make available to the Thai Facilities Lender the amount of such Lender's participation, the Thai Facilities Lender shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by the Thai Facilities Lender for correction of errors among banks in Bangkok, Thailand for one Business Day and thereafter a rate equal to the Adjusted LIBO Rate plus 2.25%.

                  (iii) Each Lender acknowledges and agrees that its obligation to acquire participations in respect of Thai Facility Loans in accordance with this Section 2.01(b) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Thai Facilities Lender, the Thai Borrower or any other person for any reason whatsoever; (B) the occurrence or continuance of an Event of Default or a Default or the termination of the Revolving Credit Commitments or the Thai Facility Commitments; (C) any adverse change in the condition (financial or otherwise) of IMS or any of the Subsidiaries; (D) any breach of this Agreement by IMS, any Borrower or any Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (iv) A copy of each notice given by the Thai Facilities Lender pursuant to this Section 2.01(b) shall be promptly delivered by the Thai Facilities Lender to the Administrative Agent and the Thai Borrower.

                  (v) Notwithstanding anything herein to the contrary, the Thai Facilities Lender shall not make any Thai Facility Loan at any time the Thai Facilities Lender is aware that the conditions to the making of such Thai Facility Loan set forth in Section 4.01 have not been satisfied unless such conditions shall have been waived in accordance with this Agreement.

                  (c) (i) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, and subject to the limitations set forth below with respect to the maximum amount of Thai Offered Rate Loans permitted to be outstanding from time to time, the Thai Facilities Lender agrees to make Thai Offered Rate Loans to the Thai Borrower in dollars at any time and from time to time on or after the date hereof and until the earlier of the Maturity Date and the termination of the Thai Offered Rate Facility Commitment in accordance with the terms hereof, in an aggregate principal amount at any time outstanding (A) not in excess of $2,000,000 and (B) that will not result in any Lender's Credit Exposure exceeding such Lender's Revolving Credit Commitment. Thai Offered Rate Loans may be made notwithstanding the fact that such Thai Offered Rate Loans, when aggregated with the Thai Facilities Lender's outstanding Revolving Loans, Thai Facility Loans, L/C Exposure, HK Offered Rate Facility Exposure and Thai Offered Rate Facility Exposure, may exceed the Thai Facilities Lender's Applicable Percentage of the aggregate Credit Exposures.

                  (ii) Upon the occurrence of (x) any Event of Default resulting from a default in the payment of any principal of or interest on any Thai Offered Rate Loan, (y) any Event of Default resulting from a default under subparagraph (h) or (i) of Article VII hereof or (z) any action taken pursuant to clause (ii) of such Article VII (any such occurrence, a "Thai Offered Rate Facility Participations Event"), then the Thai Facilities Lender may at any time, on one Business Day's notice, require each Lender, including the Thai Facilities Lender, and each Lender hereby agrees, subject to the provisions of this Section 2.01(c), to purchase a participation in the Thai Offered Rate Loans in an amount equal to such Lender's Applicable Percentage of the principal of and interest accrued but unpaid on the outstanding Thai Offered Rate Loans. In the event any Lender fails to make available to the Thai Facilities Lender the amount of such Lender's participation, the Thai Facilities Lender shall be entitled to recover such amount on demand from such Lender together with interest (A) at the customary rate set by the Thai Facilities Lender for correction of errors among banks in Bangkok, Thailand for one Business Day, (B) at a rate equal to the Thai Offered Rate plus 2.25% for two Business Days thereafter and (C) thereafter at a rate equal to the Adjusted LIBO Rate plus 2.25%, provided that on the third Business Day following the delivery of such notice each Thai Offered Rate Borrowing shall be converted into a Eurodollar Borrowing with an applicable Interest Period of one month.

                  (iii) Each Lender acknowledges and agrees that its obligation to acquire participations in respect of Thai Offered Rate Loans in accordance with this Section 2.01(c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Thai Facilities Lender, the Thai Borrower or any other person for any reason whatsoever; (B) the occurrence or continuance of an Event of Default or a Default or the termination of the Revolving Credit Commitments or the Thai Offered Rate Facility Commitments; (C) any adverse change in the condition (financial or otherwise) of IMS or any of the Subsidiaries; (D) any breach of this Agreement by IMS, any Borrower or any Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (iv) A copy of each notice given by the Thai Facilities Lender pursuant to this Section 2.01(c) shall be promptly delivered by the Thai Facilities Lender to the Administrative Agent and the Thai Borrower.

                  (v) Notwithstanding anything herein to the contrary, the Thai Facilities Lender shall not make any Thai Offered Rate Loan at any time the Thai Facilities Lender is aware that the conditions to the making of such Thai Offered Rate Loan set forth in Section 4.01 have not been satisfied unless such conditions shall have been waived in accordance with this Agreement.

                  (vi) The Thai Borrower shall give the Thai Facilities Lender telephonic, written or telecopy notice (in the case of telephonic notice, such notice to be promptly confirmed in writing or by telecopy) not later than 10:00 a.m., Bangkok time, on the day of a proposed Thai Offered Rate Borrowing. Such notice shall be delivered on a Business Day, shall be irrevocable, shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and the amount of such Thai Offered Rate Loan and the account of the Thai Borrower maintained by the Thai Facilities Lender to which such Borrowing is to be credited and the day (which shall be on or prior to the Maturity Date) on which the Thai Borrower will repay such Thai Offered Rate Loan (with respect to such Thai Offered Rate Loan, the "Thai Offered Rate Loan Payment Date"). The Thai Facilities Lender shall give the Administrative Agent, which shall in turn give to each Lender, prompt written or telecopy advice of any notice received from the Thai Borrower pursuant to this paragraph.

                  (d) (i) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, and subject to the limitations set forth below with respect to the maximum amount of HK Offered Rate Loans permitted to be outstanding from time to time, the HK Facility Lender agrees to make HK Offered Rate Loans to the HK Borrower in dollars at any time and from time to time on or after the date hereof and until the earlier of the Maturity Date and the termination of the HK Offered Rate Facility Commitment in accordance with the terms hereof, in an aggregate principal amount at any time outstanding (A) not in excess of $2,000,000 and (B) that will not result in any Lender's Credit Exposure exceeding such Lender's Revolving Credit Commitment. HK Offered Rate Loans may be made notwithstanding the fact that such HK Offered Rate Loans, when aggregated with the HK Facility Lender's outstanding Revolving Loans, L/C Exposure, Thai Offered Rate Facility Exposure and HK Offered Rate Facility Exposure, may exceed the HK Facility Lender's Applicable Percentage of the aggregate Credit Exposures.

                  (ii) Upon the occurrence of (x) any Event of Default resulting from a default in the payment of any principal of or interest on any HK Offered Rate Loan, (y) any Event of Default resulting from a default under subparagraph
(h) or (i) of Article VII hereof or (z) any action taken pursuant to clause (ii) of such Article VII (any such occurrence, a "HK Offered Rate Facility Participations Event"), then the HK Facility Lender may at any time, on one Business Day's notice, require each Lender, including the HK Facility Lender, and each Lender hereby agrees, subject to the provisions of this Section 2.01(d), to purchase a participation in the HK Offered Rate Loans in an amount equal to such Lender's Applicable Percentage of the principal of and interest accrued but unpaid on the outstanding HK Offered Rate Loans. In the event any Lender fails to make available to the HK Facility Lender the amount of such Lender's participation, the HK Facility Lender shall be entitled to recover such amount on demand from such Lender together with interest (A) at the customary rate set by the HK Facility Lender for correction of errors among banks in Hong Kong for one Business Day, (B) at a rate equal to the HK Offered Rate plus 2.25% for two Business Days thereafter and (C) thereafter at a rate equal to the Adjusted LIBO Rate plus 2.25%, provided that on the third Business Day following the delivery of such notice each HK Offered Rate Borrowing shall be converted into a Eurodollar Borrowing with an applicable Interest Period of one month.

                  (iii) Each Lender acknowledges and agrees that its obligation to acquire participations in respect of HK Offered Rate Loans in accordance with this Section 2.01(d) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the HK Facility Lender, the HK Borrower or any other person for any reason whatsoever; (B) the occurrence or continuance of an Event of Default or a Default or the termination of the Revolving Credit Commitments or the HK Offered Rate Facility Commitments;
(C) any adverse change in the condition (financial or otherwise) of IMS or any of the Subsidiaries; (D) any breach of this Agreement by IMS, any Subsidiary or any Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (iv) A copy of each notice given by the HK Facility Lender pursuant to this Section 2.01(d) shall be promptly delivered by the HK Facility Lender to the Administrative Agent and the HK Borrower.

                  (v) Notwithstanding anything herein to the contrary, the HK Facility Lender shall not make any HK Offered Rate Loan at any time the HK Facility Lender is aware that the conditions to the making of such HK Offered Rate Loan set forth in Section 4.01 have not been satisfied unless such conditions shall have been waived in accordance with this Agreement.

                  (vi) The HK Borrower shall give the HK Facility Lender telephonic, written or telecopy notice (in the case of telephonic notice, such notice to be promptly confirmed in writing or by telecopy) not later than 10:00 a.m., Hong Kong time, on the day of a proposed HK Offered Rate Borrowing. Such notice shall be delivered on a Business Day, shall be irrevocable, shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and the amount of such HK Offered Rate Loan and the account of the HK Borrower maintained by the HK Facility Lender to which such Borrowing is to be credited and the day (which shall be on or prior to the Maturity Date) on which the HK Borrower will repay such HK Offered Rate Loan (with respect to such HK Offered Rate Loan, the "HK Offered Rate Loan Payment Date"). The HK Facility Lender shall give the Administrative Agent, which shall in turn give to each

Lender, prompt written or telecopy advice of any notice received from the HK Borrower pursuant to this paragraph.

                  (e) Within the limits set forth in paragraphs (a), (b), (c) and (d) above, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans, and the Thai Borrower may borrow, pay or prepay and reborrow Thai Facility Loans and borrow, pay and reborrow Thai Offered Rate Facility Loans and the HK Borrower may borrow, pay and reborrow HK Offered Rate Loans, in each case on or after the Closing Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

                  SECTION 2.02. Loans. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Credit Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Offered Rate Loans (which may, subject to Sections 2.01(c)(i) and 2.01(d)(i), be in any aggregate principal amount requested by the applicable Borrower) and Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i)
(A) in the case of the HK Borrower, an integral multiple of $1,000,000 and in the case of any other Borrower, an integral multiple of $500,000 and (B) in the case of HK Borrower, not less than $1,000,000 and in the case of any other Borrower not less then $500,000, or (ii) equal to the remaining available balance of the applicable Revolving Credit Commitments.

                  (b) Subject to Sections 2.08 and 2.13, (i) each Domestic Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request pursuant to Section 2.03 and (ii) each Foreign Revolving Borrowing other than Offered Rate Borrowings shall be comprised entirely of Eurodollar Loans. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Eurodollar Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that no Borrower shall be entitled to request any Borrowing that, if made, would result in more than (i) five Eurodollar Borrowings outstanding hereunder to such Borrower at any time or (ii) 12 Eurodollar Borrowings outstanding hereunder to all the Borrowers at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

                  (c) Except with respect to Revolving Loans deemed made pursuant to Section 2.02(f), each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Administrative Agent may designate (i) in the case of Loans comprising Domestic Borrowings, in New York City not later than 11:00 a.m., New York City time, or (ii) in the case of Loans comprising Foreign Revolving Borrowings, in Hong Kong not later than 10:30 a.m., New York City time; and the Administrative Agent shall (A) by 12:00 (noon) New York City time, in the case of Domestic Borrowings, and (B) by 11:30 a.m. New York City time, in the case of Foreign Revolving Borrowings, credit the amounts so received to an account in the name of the applicable Borrower maintained with the Administrative Agent and designated by such Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. The Thai Facilities Lender shall by 11:30 a.m. New York City time credit any Thai Facility Loan, and by 12:00 (noon) Bangkok time credit any Thai Offered Rate Loan, in either case to be made to the Thai Borrower in accordance with Section 2.01(b) or 2.01(c), as applicable, to an account in the name of the Thai Borrower maintained by the Thai Facilities Lender and designated by the Thai Borrower in the case of a Thai Facility Borrowing, in the applicable Borrowing Request, and in the case of a Thai Offered Rate Loan, in the Thai Borrower's request for such Thai Offered Rate Loan. The HK Facility Lender shall by 12:00 (noon) Hong Kong time credit any HK Offered Rate Loan to be made to the HK Borrower in accordance with Section 2.01(d) to an account in the name of the HK Borrower maintained by the HK Facility Lender and designated by the HK Borrower in its request for such HK Offered Rate Loan.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Credit Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and such Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Revolving Loan as part of such Revolving Credit Borrowing for purposes of this Agreement.

                  (e) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  (f) If the Fronting Bank shall not have received from any Borrower the payment required to be made by such Borrower pursuant to Section 2.20(e) within the time specified in such Section, the Fronting Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Lender of such L/C Disbursement and its Applicable Percentage thereof. Each Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Applicable Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Fronting Bank amounts so received by it from the Lenders. The Administrative Agent will promptly pay to the Fronting Bank any amounts received by it from the applicable Borrower pursuant to Section 2.20(e) prior to the time that any Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the Fronting Bank, as their interests may appear. If any Lender shall not have made its Applicable Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and such Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Fronting Bank at (i) in the case of such Borrower, a rate per annum equal to the interest rate applicable to Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Fund Effective Rate, and for each day thereafter, the Alternate Base Rate.

                  SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than an Offered Rate Borrowing or a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the applicable Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Domestic Eurodollar Borrowing, at its offices in New York City not later than 1:00 p.m., New York City time, three Business Days before the proposed Borrowing, (b) in the case of a Foreign Revolving Borrowing, at its offices in Hong Kong and New York City not later than 11:00 a.m., Hong Kong time, three Business Days before the proposed Borrowing and (c) in the case of an ABR Borrowing, at its offices in New York City not later than 12:30 p.m. New York City time one Business Day before the proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the applicable Borrower requesting such Borrowing and shall specify the following information: (i) the Borrower requesting such Borrowing;
(ii) in the case of a Domestic Borrowing, whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (iii) the date of such Borrowing (which shall be a Business Day), (iv) whether the Borrowing then being requested is to be a Domestic Borrowing or a Foreign Revolving Borrowing,
(v) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (vi) the amount of such Borrowing; and (vii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice in the case of a Domestic Borrowing, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing. The Thai Borrower shall not be permitted to request Revolving Credit Borrowings.

                  SECTION 2.04. Evidence of Debt; Repayment of Loans. (a)(i) Each Borrower hereby unconditionally promises to pay to the Administrative Agent (or, in the case of the Thai Borrower, if a Thai Facility Participations Event has not occurred, to pay to the Thai Facilities Lender) on the Maturity Date for the account of each Lender (or, in the case of the Thai Borrower, if a Thai Facility Participations Event has not occurred, for the account of the Thai Facilities Lender) the then unpaid principal amount of each Revolving Loan and Thai Facility Loan made to such Borrower.

                  (ii) With respect to each Thai Offered Rate Loan, the Thai Borrower hereby unconditionally promises to pay to the Thai Facilities Lender (or if a Thai Offered Rate Facility Participations Event has occurred, to pay to the Administrative Agent) on the Thai Offered Rate Loan Payment Date with respect to such Thai Offered Rate Loan, for the account of the Thai Facilities Lender (or of each Lender in the event a Thai Offered Rate Facility Participations Event has occurred), the principal amount of such Thai Offered Rate Loan.

                  (iii) With respect to each HK Offered Rate Loan, the HK Borrower hereby unconditionally promises to pay to the HK Facility Lender (or if a HK Offered Rate Facility Participations Event has occurred, to pay to the Administrative Agent) on the HK Offered Rate Loan Payment Date with respect to such HK Offered Rate Loan, for the account of the HK Facility Lender (or of each Lender in the event a HK Offered Rate Facility Participations Event has occurred), the principal amount of such HK Offered Rate Loan.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the applicable Borrower with respect thereto, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Administrative Agent or the Thai Facilities Lender or the HK Facility Lender hereunder from any Borrower or any Guarantor and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of each Borrower to repay the Loans made to such Borrower in accordance with their terms.

                  (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

                  SECTION 2.05. Fees. (a) The Borrowers agree, jointly and severally, to pay to each Lender, through the Administrative Agent, on the Closing Date and on the last day of March, June, September and December in each year and on each date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") of 0.50% per annum on the average daily unused amount of the Revolving Credit Commitment of such Lender during the preceding quarter (or other period commencing with the date of acceptance by the Borrowers of the Revolving Credit Commitment of such Lender or ending with the Maturity Date or the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Lender's Commitment Fee, the outstanding Thai Facility Exposure, Thai Offered Rate Facility Exposure, HK Offered Rate Facility Exposure and L/C Exposure shall be deemed to be utilization of the Revolving Credit Commitments. The Commitment Fee due to each Lender commenced to accrue on the date of acceptance by the Borrowers of the Revolving Credit Commitment of such Lender and shall cease to accrue on the date on which the Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein.

                  (b) The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the "Administrative Agent Fees").

                  (c) The Borrowers agree to pay (i) to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Applicable Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at the rate of 2.25% per annum and (ii) to the Fronting Bank, on the last day of March, June, September and December of each year and on the Maturity Date (or such earlier date upon which all the Revolving Credit Commitments shall be terminated as provided herein), a fee calculated on the average daily aggregate L/C Exposure during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which all Letters of Credit shall have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated), at the rate of 0.25% per annum, plus, in connection with the issuance, amendment or transfer of any Letters of Credit or L/C Disbursement, the Fronting Bank's customary documentary and processing charges (collectively, the "Fronting Bank Fees"). All L/C Participation Fees and Fronting Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                  (d) The Thai Borrower, IMS and IMS Cayman agree, jointly and severally, to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Thai Facility Commitment shall be terminated as provided herein, a fee (a "Thai Facility Participation Fee") calculated on such Lender's Applicable Percentage of the average daily aggregate Thai Facility Loans outstanding during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date) at the rate of 2.25% per annum. All Thai Facility Participation fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                  (e) The Thai Borrower, IMS and IMS Cayman agree, jointly and severally, to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Thai Offered Rate Facility Commitment shall be terminated as provided herein, a fee (a "Thai Offered Rate Facility Participation Fee") calculated on such Lender's Applicable Percentage of the average daily aggregate Thai Offered Rate Loans outstanding during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date) at the rate of 2.25% per annum. All Thai Offered Rate Facility Participation Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                  (f) The HK Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the HK Offered Rate Facility Commitment shall be terminated as provided herein, a fee (a "HK Offered Rate Facility Participation Fee") calculated on such Lender's Applicable Percentage of the average daily aggregate HK Offered Rate Loans outstanding during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date) at the rate of 2.25% per annum. All HK Offered Rate Facility Participation Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                  (g) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Fronting Bank Fees shall be paid directly to the Fronting Bank. Once paid, none of the Fees shall be refundable under any circumstances.

                  SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus 1.25%.

                  (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus (i) 2.25% in the case of Revolving Loans and (ii) .25% in the case of Thai Facility Loans.

                  (c) Subject to the provisions of Section 2.07, the Loans comprising each Offered Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of Thai Offered Rate Loans, the Thai Offered Rate (or, commencing on the third Business Day after delivery of a notice under Section 2.01(c)(ii), the Adjusted

LIBO Rate for the Interest Period in effect for such Borrowing) plus .25% and
(ii) in the case of HK Offered Rate Loans, the HK Offered Rate (or commencing on the third Business Day after delivery of a notice under Section 2.01(d)(ii), the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing) plus
 .25%.

                  (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate, Adjusted LIBO Rate, Thai Offered Rate or HK Offered Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.07. Default Interest. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section
2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 2.00%.

                  SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (a) any request by any Borrower for a Domestic Eurodollar Borrowing pursuant to Section 2.03 shall be deemed to be a request for an ABR Borrowing and (b) any request by any Foreign Borrower for a Foreign Revolving Borrowing pursuant to Section 2.03 shall be deemed to be a request for a Borrowing bearing a rate of interest agreed upon by such Borrower and the Lenders as adequately and fairly reflecting the costs of the Lenders in making or maintaining Loans during the applicable Interest Period plus 2.25% per annum and, unless such a rate has been so agreed upon, no Loans shall be made in respect of such request and all outstanding Foreign Revolving Borrowings shall be prepaid at the expiration of the Interest Period applicable thereto. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

                  SECTION 2.09. Termination and Reduction of Commitments. (a) The Revolving Credit Commitments, the Thai Facility Commitment, the Thai Offered Rate Facility Commitment, the HK Offered Rate Facility Commitment and the L/C Commitment shall automatically terminate on the Maturity Date. Notwithstanding the foregoing, all the Revolving Credit Commitments, the Thai Facility Commitment, the Thai Offered Rate Facility Commitment, the HK Offered Rate Facility Commitment and the L/C Commitment shall automatically terminate at 5:00 p.m., New York City time, on August 15, 1996, if the initial Credit Event shall not have occurred by such time.

                  (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently (subject to Section 2.09(e) with respect to Excess Cash Flow Reductions) reduce, the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Revolving Credit

Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Credit Exposure at the time.

                  (c) Prior to the Maturity Date, the Revolving Credit Commitments shall be automatically and permanently reduced on the last business day of each fiscal quarter of IMS, commencing with the fiscal quarter ending on the last Saturday in June, 1997, by an amount equal to the "Quarterly Reduction" set forth below opposite the fiscal year in which such fiscal quarter occurs:


           Fiscal Year Ending the                      Quarterly
        Last Saturday in  March of                     Reduction
        --------------------------                     ---------
                 1998                               $   250,000
                 1999                               $   500,000
                 2000                               $   750,000
                 2001                               $ 1,500,000
                 2002                               $ 5,000,000


; provided, however, that (i) upon the occurrence of any Excess Cash Flow Reduction or Equity Net Proceeds Reduction, in each case in accordance with
Section 2.09(d), the Quarterly Reductions shall be automatically and permanently reduced as follows: (A) first, the Quarterly Reduction scheduled to occur on the last Saturday in December, 2000, shall be automatically and permanently (subject to Section 2.09(e) with respect to Excess Cash Flow Reductions) reduced by the lesser of such Excess Cash Flow Reduction or Equity Net Proceeds Reduction, as applicable, and $1,000,000 and (B) then, the remaining Quarterly Reductions scheduled to occur prior to the last Saturday in December, 2000, shall be reduced by the amount of such Excess Cash Flow Reduction or Equity Net Proceeds Reduction, as applicable, that was not applied to reduce such Quarterly Reduction to occur on the last Saturday in December, 2000, in the inverse order of such remaining Quarterly Reductions scheduled to occur prior to the last Saturday in December, 2000; (ii) upon the occurrence of any Non-Equity Net Proceeds Reduction in accordance with Section 2.09(d), the remaining Quarterly Reductions (including any Quarterly Reductions scheduled to occur on or after the last Saturday in December, 2000) shall be reduced by the amount of such Non-Equity Net Proceeds Reduction in the inverse order of all such remaining Quarterly Reductions; and (iii) upon any reduction of the Revolving Credit Commitments in accordance with Section 2.09(b), the remaining Quarterly Reductions (including any Quarterly Reductions scheduled to occur on or after the last Saturday in December, 2000) shall be reduced by the amount of such reduction of the Revolving Credit Commitments in accordance with Section 2.09(b) in the direct order of such remaining Quarterly Reductions.

                  (d) The Revolving Credit Commitments shall be permanently and automatically reduced (i) on the date on which the financial statements with respect to each fiscal year are delivered pursuant to Section 5.04(a), by an amount equal to 50% of Excess Cash Flow for such fiscal year (each such reduction, an "Excess Cash Flow Reduction"), provided, that with respect to the period ended on the last Saturday in March, 1997, Excess Cash Flow shall, notwithstanding anything to the contrary herein, be determined with respect to the period beginning on June 30, 1996 and ending on the last Saturday in March, 1997; (ii) on the date which shall be specified in a certificate delivered by IMS to the Administrative Agent, but in no event later than the fifth Business Day, following receipt by IMS or any Subsidiary of any Equity Net Proceeds, by an amount equal to 50% of such Equity Net Proceeds (each such reduction, an "Equity Net Proceeds Reduction"); and (iii) on the date which shall be specified in a certificate delivered by IMS to the Administrative Agent, but in no event later than the fifth Business Day following receipt by IMS or any

Subsidiary of any Non-Equity Net Proceeds, by 100% of such Non-Equity Net Proceeds (each such reduction, a "Non-Equity Net Proceeds Reduction"); provided, however, that in no event shall the Revolving Credit Commitments be reduced pursuant to Section 2.09(d)(i) or (ii) if as of the time the applicable Excess Cash Flow Reduction or Equity Net Proceeds Reduction would otherwise occur (x) the Quarterly Reduction scheduled to occur on the last Saturday in December, 2000, shall have occurred or such Quarterly Reduction shall have been reduced to $500,000 or less and (y) all Quarterly Reductions scheduled to occur prior to the last Saturday in December, 2000, shall have occurred or been reduced to zero. Not later than the date the financial statements referred to in clause (i) above are due in respect of each fiscal year, IMS shall calculate the Excess Cash Flow for such fiscal year and deliver a certificate containing such calculation to the Administrative Agent.

                  (e) In the event that in any fiscal year of IMS the Borrowers shall have reduced the Revolving Credit Commitments pursuant to Section 2.09(b), IMS may in the certificate containing its calculation of Excess Cash Flow for such fiscal year delivered pursuant to Section 2.09(d) designate all or a portion of such reduction for such fiscal year (the "Designated Excess Cash Flow Amount") to be a part of the Excess Cash Flow Reduction, if any, in respect of such fiscal year, in which case (i) the effect of the Excess Cash Flow Reduction in respect of such fiscal year shall be to reduce the Revolving Credit Commitments by an amount equal to (A) the amount of the Excess Cash Flow Reduction for such fiscal year minus (B) the Designated Excess Cash Flow Amount, and (ii) the prior application of the Designated Excess Cash Flow Amount to reduce the Quarterly Reductions pursuant to Section 2.09(c)(iii) shall be reversed, and such Designated Excess Cash Flow Amount shall thereupon be reapplied to reduce the remaining Quarterly Reductions as part of the Excess Cash Flow Reduction for such fiscal year in accordance with Section 2.09(c)(i); provided that (x) the aggregate amount of the reduction in the Revolving Credit Commitments initially made pursuant to Section 2.09(b) for the applicable fiscal year minus (y) the Designated Excess Cash Flow Amount for such fiscal year shall be (A) equal to an integral multiple of $1,000,000 and not less than $5,000,000 or (B) equal to zero.

                  (f) Each reduction in the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments. The Borrowers shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Revolving Credit Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

                  SECTION 2.10. Conversion and Continuation of Borrowings. (a) Each Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent, (i) at its offices in New York City not later than 12:30 p.m., New York City time, one Business Day prior to conversion, to convert any Domestic Eurodollar Borrowing of such Borrower into an ABR Borrowing, (ii) at its offices in New York City not later than 1:00 p.m., New York City time, three Business Days prior to conversion, to convert any ABR Borrowing of such Borrower into a Domestic Eurodollar Borrowing, (iii) in the case of any Domestic Borrowing, at its offices in New York City not later than 1:00 p.m., New York City time, three Business Days prior to continuation, and in the case of any Foreign Revolving Borrowing, at its offices in New York City and Hong Kong, not later than 11:30 a.m. Hong Kong time, three Business Days prior to continuation, to continue any Eurodollar Borrowing of such Borrower as a Eurodollar Borrowing for an additional Interest Period and (iv) in the case of any Domestic Borrowing, at its offices in New York City, not later than 1:00 p.m., New York City time, three Business Days prior to conversion, and in the case of any Foreign Revolving Borrowing, at its offices in New York City and Hong Kong, not later than 11:30 a.m.

Hong Kong time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing of such Borrower to another permissible Interest Period; subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by such Borrower at the time of conversion;

                  (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, such Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
         Section 2.14;

                  (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing; and

                  (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be (A) in the case of Domestic Borrowings, automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing and (b) in the case of Foreign Revolving Borrowings, prepaid by the applicable Borrower on the last day of such Interest Period; and

                  (vii) upon notice to the Borrowers from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

                  Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the applicable Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the applicable Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued (x) in the case of a Domestic Borrower, into a new Interest Period as an ABR Borrowing and (y) in the case of a Foreign Borrower, into an Interest Period of 30 days as a Eurodollar Borrowing.

                  SECTION 2.11. Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing (other than Offered Rate Borrowings), in whole or in part, upon (x) prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) of at least three Business Days with respect to Eurodollar Borrowings and one Business Day with respect to ABR Borrowings (i) to the Administrative Agent at its offices in New York City before 11:00 a.m., New York City time in the case of any prepayment of a Domestic Borrowing and (ii) to the Administrative Agent at its offices in Hong Kong before 11:00 a.m. Hong Kong time in the case of any prepayment of a Foreign Borrowing or a Thai Facilities Borrowing (and to the Thai Facilities Lender at its offices in Bangkok before 11:00 a.m. Bangkok time in the case of any prepayment of a Thai Facilities Borrowing); provided, however, that each partial prepayment in accordance with this Section 2.11(a) shall be in an amount that is (i) in the case of a prepayment by the HK Borrower, an integral multiple of $1,000,000 and in the case of a prepayment by any other Borrower, an integral multiple of $500,000 and
(ii) in the case of a prepayment by the HK Borrower, not less than $1,000,000 and in the case of a prepayment by any other Borrower, not less than $500,000. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.11(a) (and the contents thereof). The Borrowers will not have the right to prepay any Offered Rate Borrowings.

                  (b) In the event of the termination of all the Revolving Credit Commitments, each Borrower shall repay or prepay all its outstanding Borrowings on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) prior to the effective date of such reduction, the Administrative Agent shall notify the Borrowers and the Lenders of the Aggregate Credit Exposure after giving effect thereto and
(ii) if the Aggregate Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction, then the Borrowers shall, on the date of such reduction, repay Borrowings or prepay Borrowings (other then Offered Rate Borrowings) in an amount sufficient to eliminate such excess.

                  (c) Each notice delivered under this Section 2.11 shall specify the Borrower that will make any prepayment, the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit such Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this
Section 2.11 shall be subject to Section 2.14 but otherwise without premium or penalty. All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

                  SECTION 2.12. Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Fronting Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Fronting Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Fronting Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Fronting Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Fronting Bank to be material, then the applicable Borrower will pay to such Lender or the Fronting Bank, as the case may be, upon demand as provided in paragraph (c) below such additional amount or amounts as will compensate such Lender or the Fronting Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Fronting Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Fronting Bank or any Lender's or the Fronting Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Fronting Bank's capital or on the capital of such Lender's or the Fronting Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Fronting Bank pursuant hereto to a level below that which such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Fronting Bank's policies and the policies of such Lender's or the Fronting Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Fronting Bank to be material, then from time to time IMS shall pay (or cause the Borrowers to pay) to such Lender or the Fronting Bank, as the case may be, as provided in paragraph (c) below such additional amount or amounts as will compensate such Lender or the Fronting Bank or such Lender's or the Fronting Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Fronting Bank setting forth the amount or amounts necessary to compensate such Lender or the Fronting Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to IMS and shall be conclusive absent manifest error. IMS shall (or shall cause the applicable Borrower to) pay such Lender or the Fronting Bank the amount shown as due on any such certificate delivered by it within 30 days after its receipt of the same.

                  (d) Failure or delay on the part of any Lender or the Fronting Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Fronting Bank's right to demand such compensation. The protection of this Section shall be available to each Lender and the Fronting Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

                  SECTION 2.13. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, and such Lender and the applicable Borrower shall not have agreed upon a solution to such illegality after good faith negotiations occurring prior to the date on which such change in law is given effect, then, by written notice to IMS and to the Administrative Agent:

                  (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan to the U.S. Borrower (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan to the U.S. Borrower, as the case may be) or, at the option of the applicable Borrower exercisable prior to the time on which such Loan is required to be made, shall be withdrawn, unless such declaration shall be subsequently withdrawn; and

             (ii) in the event the continuance or maintenance of any Eurodollar Loan by a Lender would result in a violation of applicable law, such Lender may require that all outstanding Eurodollar Loans made by such Lender be converted to ABR Loans or prepaid, in which event all such Eurodollar Loans comprising Domestic Borrowings shall be automatically converted to ABR Loans and all such Eurodollar Loans comprising Foreign Revolving Borrowings shall be prepaid by the applicable Borrower, in each case, as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.13, a notice to IMS by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by IMS.

                  SECTION 2.14. Indemnity. The Borrowers agree to indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the applicable Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, (x) such loss shall be equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period and (y) such expense shall be equal to such Lender's actual costs and expenses incurred in connection with, or by reason of, any event referred to in clause (a). A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this
Section 2.14 shall be delivered to IMS and shall be conclusive absent manifest error. IMS shall (or shall cause the applicable Borrower to) pay to each Lender that delivers any such certificate the amount shown as due on such certificate within 10 days after receipt of the same by IMS.

                  SECTION 2.15. Pro Rata Treatment. Except as required under
Section 2.13, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, L/C Participation Fees, Thai Facility Participation Fees, Thai Offered Rate Facility Participation Fees and HK Offered Rate Facility Participation Fees, each reduction of the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Revolving Credit Commitments (or, if such Revolving Credit Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

                  SECTION 2.16. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Related Claims with respect to any Borrower as a result of which the unpaid principal portion of its Related Claims with respect to such Borrower shall be proportionately less than the unpaid principal portion of the Related Claims of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Related Claims of such other Lender, so that the aggregate unpaid principal amount of the Related Claims and participations in Related Claims held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Related Claims then outstanding as the principal amount of its Related Claims prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Related Claims outstanding prior to such exercise of banker's lien, setoff or counter claim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this
Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers and IMS expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Related Claim deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers and IMS to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the applicable Borrower in the amount of such participation.

                  SECTION 2.17. Payments. (a) Each Borrower and each other Loan Party shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document in immediately available dollars, without setoff, defense or counterclaim, as follows:

                  (i) in the case of (x) payments required to be made by Domestic Borrowers and (y) other payments in respect of Domestic Borrowings, not later than 12:00 (noon) New York City time on the date when such payment is required to be made hereunder to the Administrative Agent at its offices at 270 Park Avenue, New York, New York;

                  (ii) in the case of payments required to be made by Foreign Borrowers (other than (x) payments in respect of Domestic Borrowings and (y) payments required to be made by the Thai Borrower solely with respect to principal of and interest on (A) Thai Facility Borrowings if a Thai Facility Participations Event has not occurred or (B) Thai Offered Rate Facility Borrowings if a Thai Offered Rate Facility Participations Event has not occurred), not later than 12:00 (noon) Hong Kong time on the date when such payment is required to be made hereunder to the Administrative Agent at its offices at Edinburgh Tower, 15 Queen's Road, Central, Hong Kong; and

                  (iii) in the case of payments required to be made by the Thai Borrower solely with respect to principal of and interest on (A) Thai Facility Borrowings if a Thai Facility Participations Event has not occurred or (B) Thai Offered Rate Facility Borrowings if a Thai Offered Rate Facility Participations Event has not occurred, not later than 12:00 (noon) Bangkok time on the date when such payment is required to be made hereunder to the Thai Facilities Lender at its offices in Bangkok, Thailand;

provided, however, that the Fronting Bank Fees shall be paid directly to the Fronting Bank.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day (except in the case of payment of principal of a Eurodollar Borrowing if the effect of such extension would be to extend such payment into the next succeeding month, in which case such payments shall be due on the immediately preceding Business Day), and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  SECTION 2.18. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Fronting Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrowers agree to pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Each Borrower shall indemnify the Administrative Agent, each Lender and the Fronting Bank, within ten Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on amounts payable under this Section) paid by the Administrative Agent, such Lender or the Fronting Bank, as the case may be, with respect to payments by or on account of any obligation of any Borrower hereunder and any liability (including penalties, interest and reasonable expenses; provided, however, that no Borrower shall be responsible for any increase in any such penalty, interest or expense directly attributable to the period of time which commences five Business Days after the Administrative Agent, Lender, or Fronting Bank, as the case may be, receives notice of such item and which ends on the Business Day on which such party gives notice of such item to such Borrower) arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or the Fronting Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Fronting Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the Tax return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax on payments by a Borrower under this Agreement pursuant to the law of the Relevant Jurisdiction or any treaty to which the Relevant Jurisdiction is a party shall deliver to such Borrower (with a copy to the Administrative Agent), at the required time or times, properly completed and executed forms and other documentation (if any) prescribed by applicable law that will permit such payments to be made without withholding or at a reduced rate.

                  SECTION 2.19. Assignment of Commitments Under Certain Circumstances; Duty To Mitigate. (a) In the event (i) any Lender or the Fronting Bank delivers a certificate requesting compensation pursuant to Section 2.12,
(ii) any Lender or the Fronting Bank delivers a notice described in Section 2.13 or (iii) a Borrower is required to pay any additional amount to any Lender or the Fronting Bank or any Governmental Authority on account of any Lender or the Fronting Bank pursuant to Section 2.18, such Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Fronting Bank, the Thai Facilities Lender, the HK Facility Lender and the Administrative Agent, require such Lender or the Fronting Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) such Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Fronting Bank, the Thai Facilities Lender and the HK Facility Lender), which consent shall not unreasonably be withheld, and (z) such Borrower or such assignee shall have paid to the affected Lender or the Fronting Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Fronting Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Fronting Bank hereunder (including any amounts under Section 2.12 and Section 2.14); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Fronting Bank's claim for compensation under Section 2.12 or notice under Section 2.13 or the amounts paid pursuant to Section 2.18, as the case may be, cease to cause such Lender or the Fronting Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.13, or cease to result in amounts being payable under Section 2.18, as the case may be (including as a result of any action taken by such Lender or the Fronting Bank pursuant to paragraph (b) below), or if such Lender or the Fronting Bank shall waive its right to claim further compensation under Section 2.12 in respect of such circumstances or event or shall withdraw its notice under Section 2.13 or shall waive its right to further payments under Section 2.18 in respect of such circumstances or event, as the case may be, then such Lender or the Fronting Bank shall not thereafter be required to make any such transfer and assignment hereunder.

                  (b) If (i) any Lender or the Fronting Bank shall request compensation under Section 2.12, (ii) any Lender or the Fronting Bank delivers a notice described in Section 2.13 or (iii) any Borrower is required to pay any additional amount to any Lender or the Fronting Bank or any Governmental Authority on account of any Lender or the Fronting Bank, pursuant to Section 2.18, then such Lender or the Fronting Bank shall use reasonable efforts (which shall not require such Lender or the Fronting Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the applicable Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.12 or enable it to withdraw its notice pursuant to Section 2.13 or would reduce amounts payable pursuant to Section 2.18, as the case may be, in the future. IMS hereby agrees to pay (or to cause the applicable Borrower to pay) all reasonable costs and expenses incurred by any Lender or the Fronting Bank in connection with any such filing or assignment, delegation and transfer.

                  SECTION 2.20. Letters of Credit. (a) General. Any Borrower may request the issuance of a Letter of Credit for its own account, denominated in dollars, in a form reasonably acceptable to the Administrative Agent and the Fronting Bank, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Fronting Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), a Borrower shall hand deliver or telecopy to the Fronting Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $5,000,000 and (B) the Aggregate Credit Exposure shall not exceed the Total Revolving Credit Commitment.

                  (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

                  (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Fronting Bank or the Lenders, the Fronting Bank hereby grants to each Lender, and each such Lender hereby acquires from the applicable Fronting Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage from time to time of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Fronting Bank, such Lender's Applicable Percentage of each L/C Disbursement made by the Fronting Bank and not reimbursed by the applicable Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Fronting Bank shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than one Business Day after such Borrower shall have received notice from the Fronting Bank that payment of such draft will be made.

                  (f) Obligations Absolute. The applicable Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that such Borrower, any other party guaranteeing, or otherwise obligated with, such Borrower or any subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Fronting Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                  (vi) any other act or omission to act or delay of any kind of the Fronting Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the applicable Borrower's obligations hereunder.

                  Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the applicable Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Fronting Bank. However, the foregoing shall not be construed to excuse the Fronting Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by such Borrower to the extent permitted by applicable law) suffered by such

Borrower that are caused by the Fronting Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Fronting Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Fronting Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Fronting Bank.

                  (g) Disbursement Procedures. The Fronting Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Fronting Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the applicable Borrower of such demand for payment and whether the Fronting Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse the Fronting Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

                  (h) Interim Interest. If the Fronting Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full on the date thereof, the unpaid amount thereof shall bear interest for the account of the Fronting Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by such Borrower or the date on which interest shall commence to accrue on the ABR Loans resulting from such L/C Disbursement as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Loan.

                  (i) Resignation or Removal of the Fronting Bank. The Fronting Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and IMS, and may be removed at any time by IMS by notice to the Fronting Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Fronting Bank hereunder by a Lender that shall agree to serve as successor Fronting Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Fronting Bank and the retiring Fronting Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrowers agree to pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Fronting Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to IMS and the Administrative Agent, and, from and after the effective date of such agreement,
(i) such successor Lender shall have all the rights and obligations of the previous Fronting Bank under this Agreement and the other Loan Documents and
(ii) references herein and in the other Loan Documents to the term "Fronting Bank" shall be deemed to refer to such successor or to any previous Fronting Bank, or to such successor and all previous Fronting Banks, as the context shall require. After the resignation or removal of the Fronting Bank hereunder, the retiring Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Fronting Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, each Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Lenders, an amount in cash equal to the portion of the L/C Exposure attributable to Letters of Credit issued for the account of such Borrower as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall automatically be applied by the Administrative Agent to reimburse the Fronting Bank for L/C Disbursements for which it has not been reimbursed, and any remaining amounts either (i) be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the L/C Exposure at such time or (ii) if the maturity of the Loans has been accelerated, be applied to satisfy the Obligations. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.

                  SECTION 2.21. Permitted Additional Borrowers. If IMS, IMS Foreign Holdings and the Borrowers desire that a wholly owned Subsidiary ("a Proposed Permitted Additional Borrower") become a Permitted Additional Borrower hereunder, IMS shall deliver a notice to the Administrative Agent containing all relevant financial and business information reasonably requested by the Administrative Agent relating to such Proposed Permitted Additional Borrower (including projections of cash flow based on reasonable assumptions) and proposed collateral and guarantee arrangements relating to such person becoming a Permitted Additional Borrower. If the Required Lenders are satisfied with (i) all financial and business matters relating to the Proposed Permitted Additional Borrower and its ability to support Borrowings hereunder based on cash flow and assets included in the Collateral and (ii) all proposed collateral and guarantee arrangements relating to such Proposed Permitted Additional Borrower and an opinion of counsel reasonably acceptable to the Required Lenders relating to such Proposed Permitted Additional Borrower and such arrangements, then the Administrative Agent shall so inform IMS and the Borrowers in writing and each of the parties hereto shall thereupon execute and deliver an agreement pursuant to which such Proposed Permitted Additional Borrower shall assume all the rights, obligations and liabilities of a Borrower hereunder and all such other documentation as the Administrative Agent shall require in order to effect the terms of such assumption and the applicable collateral and guarantee arrangements, whereupon such Proposed Permitted Additional Borrower shall become a Permitted Additional Borrower for all purposes hereof. The Lenders shall use reasonable efforts to make such determination within 30 Business Days after receipt thereby of the notice and all the information referred to in this
Section 2.21 and all other information relating thereto reasonably requested by the Lenders.

                  SECTION 2.22. Suspended Contingent Payment Note Interest. In the event that a Purchase Commitment Default occurs and any of the obligors under the Contingent Payment Notes elects not to make any payments of interest in respect of any Contingent Payment Note which would otherwise have been due after such Purchase Commitment Default and on or before June 30, 1997 ("Suspended Contingent Payment Note Interest"), then such obligor (the "Applicable Obligor") shall so notify the Administrative Agent and an amount equal to such Suspended Contingent Payment Note Interest shall be deemed to be Consolidated Cash Interest Expense for the period in which it was otherwise due under the Contingent Payment Notes but for such Purchase Commitment Default. The Applicable Obligor shall have the right, if and only if a Default or Event of Default has not occurred and is not continuing, following delivery of a certificate of a Responsible Officer of such Applicable Obligor to the Administrative Agent certifying that the applicable Purchase Commitment Default has been cured, to make scheduled payments of such Suspended Contingent Payment Note Interest (which payments shall be deemed not to constitute Consolidated Cash Interest Expense), provided that if such a certificate has not been delivered to the Administrative Agent by the first anniversary of the delivery of the notice referred to above, then an amount equal to the Suspended Contingent Payment Note Interest shall be deemed to constitute Excess Cash Flow for the fiscal year in which such first anniversary occurs and shall be applied in accordance with Section 2.09(d).


ARTICLE III.  REPRESENTATIONS AND WARRANTIES

                  Each of IMS, IMS Foreign Holdings, IMS Cayman, IMS PRC and the Borrowers represents and warrants to the Administrative Agent, the Collateral Agent, the Fronting Bank and each of the Lenders that:

                  SECTION 3.01. Organization; Powers. Each of IMS and the Subsidiaries (a) is a corporation, partnership or company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority, and has in effect all requisite permits, approvals and other authorizations from all applicable Governmental Authorities, to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate, partnership or company power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of each Borrower, to borrow hereunder.

                  SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party and the borrowings hereunder, the creation of the Liens provided for in the Security Documents, the Recapitalization and the other transactions contemplated hereby and thereby (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate, partnership or company (as applicable) action and, if required, stockholder or other equity holder (as applicable) action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of IMS, any Borrower or any other Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, certificate of designation or certificate of incorporation establishing preferred stock or other material agreement or instrument to which IMS, any Borrower or any other Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, certificate of designation or certificate of incorporation establishing preferred stock or other material agreement or instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by IMS, any Borrower or any other Subsidiary (other than any Lien created hereunder or under the Security Documents).

                  SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by each of IMS, IMS Foreign Holdings, IMS PRC, IMS Cayman and the Borrowers and constitutes, and each other Loan Document when executed and delivered by each Loan Party which is a party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

                  SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions and (b) such as are listed on Schedule 3.04 and have been made or obtained and are in full force and effect.

                  SECTION 3.05. Financial Statements. (a) IMS has heretofore furnished to the Lenders the combined and combining balance sheets and statements of income and changes in financial conditions of IMS as of and for the fiscal year ended on the last Saturday in March, 1996 and the combined balance sheets and statements of income and changes in financial condition of IMS as of and for the fiscal years ended the last Saturday in March, 1994 and the last Saturday in March, 1995, respectively, audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations and cash flows of IMS and the Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclosure all material liabilities, direct or contingent and all long-term leases or unusual forward or long-term commitments, including all interest rate or foreign currency hedging transactions, of IMS and the Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

                  (b) Each Loan Party has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet as of March 30, 1996, prepared giving effect to the Recapitalization as if it had occurred on such date. Each of such pro forma balance sheets has been prepared in good faith by such Loan Party based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by such Loan Party on the date hereof and on the Closing Date to be reasonable), is based on the best information available to the Loan Parties as of the date of delivery thereof, accurately reflects all adjustments required to be made to give effect to the Recapitalization and presents fairly on a pro forma basis the estimated consolidated financial position of such Loan Party and its consolidated Subsidiaries as of March 30, 1996, assuming that the Recapitalization had actually occurred at March 30, 1996.

                  SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects, condition, financial or otherwise, or material agreements of IMS and the Subsidiaries, taken as a whole, or the U.S. Borrower and its subsidiaries, taken as a whole, or the HK Borrower and its subsidiaries, taken as a whole, or the Thai Borrower and its subsidiaries, taken as a whole, in each case since March 30, 1996.

                  SECTION 3.07. Title to Properties; Possession Under Leases.
(a) Each of IMS and the Subsidiaries has good title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for defects incidental to the conduct of its business or the ownership of such assets, which do not in the aggregate materially detract from the value of such assets or impair the use thereof or the conduct of its business. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

                  (b) Each of IMS and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of IMS and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

                  (c) Neither IMS nor any Subsidiary is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

                  (d) Except as set forth on Schedule 3.07, each of IMS and the Subsidiaries owns or possesses, or has a valid license to use, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto reasonably necessary for the present conduct of its business as it is presently, and has recently been, conducted and without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflict and restrictions could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.08. Capitalization; Subsidiaries. The authorized capital stock or other equity interest, the par value, if any, thereof and the amount of such authorized capital stock or equity interest issued and outstanding for each of IMS and the Subsidiaries, and the jurisdiction of organization of IMS and each Subsidiary, is set forth on Schedule 3.08 as of the Closing Date (after giving effect to the Recapitalization). All such outstanding shares of capital stock or other equity interests are fully paid and nonassessable and, on and after the Closing Date (after giving effect to the Recapitalization), will be owned beneficially and of record by persons, and in the amounts, set forth on Schedule 3.08 and, on and after the Closing Date, will be free and clear of all Liens and encumbrances whatsoever (other than (i) the Liens created by the Security Documents and (ii) Liens permitted under Section 6.02(d) which rank junior to the Liens created by the Security Documents).

                  SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of IMS or any Subsidiary, threatened against or affecting IMS or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  (b) None of IMS or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. Agreements and Other Restrictions. (a) None of IMS or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate or other restriction (other than, with respect to clause (ii) below, as imposed by applicable law) that (i) has resulted or could reasonably be expected to result in a Material Adverse Effect or (ii) limits the ability of any Subsidiary to pay dividends or to make distributions or advances to the U.S. Borrower or any other Subsidiary (other than this Agreement).

                  (b) None of IMS or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, under any certificate of designation for preferred stock or under any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.11. Federal Reserve Regulations. (a) None of IMS or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to buy or carry Margin Stock or to refinance any Indebtedness incurred for such purpose, or for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

                  SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of IMS or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.13. Use of Proceeds. The Borrowers will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

                  SECTION 3.14. Taxes. Each of IMS and the Subsidiaries has filed or caused to be filed all material Federal, state, local and foreign Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes due and payable by it and all assessments received by it, except Taxes or assessments that are being or will be contested in good faith by appropriate proceedings and for which IMS or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP.

                  SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of IMS or any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of IMS and the Subsidiaries represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

                  SECTION 3.16. Employee Benefit Plans. (a) As of the Closing Date, neither IMS nor any Subsidiary nor any ERISA Affiliate thereof maintains or contributes to any Plan. Each of IMS and the Domestic Subsidiaries and their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of any Domestic Borrower or any of its ERISA Affiliates. With respect to any Plan that may after the Closing Date be maintained or contributed to by IMS or any Subsidiary or any ERISA Affiliate thereof, the present value of all benefit liabilities under such Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans.

                  (b) Each Foreign Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, none of the Borrowers or the other Subsidiaries or their respective Affiliates or any of their directors, officers, employees or agents has engaged in a transaction which would subject any of the Borrowers or the other Subsidiaries, directly or indirectly, to a material tax or civil penalty which could reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Plan, adequate reserves have been established in the financial statements furnished to the Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Plan is maintained. The aggregate unfunded liabilities, after giving effect to any such reserves for such liabilities, with respect to such Foreign Plans could not reasonably be expected to result in a Material Adverse Effect. There are no material actions, suits or claims (other than routine claims for benefits) pending or threatened against any of the Borrowers or the other Subsidiaries or any of their Affiliates with respect to any Foreign Plan which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  SECTION 3.17. Environmental Matters. Except as set forth in
Schedule 3.17:

                  (a) To the best knowledge of IMS and the Subsidiaries, the properties owned, operated or leased by IMS and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could result in a Material Adverse Effect;

                  (b) The properties and all operations of IMS and the Subsidiaries are in compliance, and in the last five years (or, with respect to any such properties which have not been owned, leased or used by IMS, any Subsidiary or any Affiliate of any thereof for five years, since the first date on which such property was first acquired, leased or used by IMS, any such Subsidiary or any such Affiliate) have been in compliance, with all Environmental Laws, and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not result in a Material Adverse Effect;

                  (c) To the best knowledge of IMS and the Subsidiaries, Hazardous Materials have not been transported, generated, treated, stored, disposed of or released from, at, on or under any of the Properties in violation of, or in any manner or to a location that could give rise to liability under, any Environmental Law, except to the extent that such violation or liabilities, in the aggregate, could not result in a Material Adverse Effect; and

                  (d) None of IMS or any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of IMS or the Subsidiaries or with regard to any person whose liabilities for environmental matters IMS or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could result in a Material Adverse Effect, nor do IMS or the Subsidiaries have reason to believe that any such notice will be received or is being threatened.

                  SECTION 3.18. Security Documents. (a) Each of the Pledge Agreements is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties thereunder, a legal, valid and enforceable security interest in the Collateral (as defined in such Pledge Agreement) and, when the Pledged Stock (as defined in such Pledge Agreement) is delivered to the Collateral Agent (or, as applicable in the case of any capital stock or other equity interest that is uncertificated or in foreign jurisdictions requiring filings or recordations, applicable registrations, filings or recordations are made), such Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral and the proceeds thereof, in each case prior and superior in right to any other person.

                  (b) Each of the Security Agreements is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties thereunder, a legal, valid and enforceable security interest in the Collateral (as defined in such Security Agreement) and, when financing statements or other appropriate documents in appropriate form are filed in the offices specified on
Schedule 3.18 with respect to each Security Agreement, such Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

                  (c) Each of the Mortgages, when executed, will be effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties thereunder, a legal, valid and enforceable Lien on all the right, title and interest of the Loan Party that is party thereto in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgage is filed in the office specified on Schedule 3.18 with respect to such Mortgage, such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of such Loan Party in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

                  SECTION 3.19. Location of Real Property and Leased Premises.
(a) As of the Closing Date, IMS and the Subsidiaries do not own in fee any real property.

                  (b) Schedule 3.19 lists completely and correctly as of the Closing Date all real property leased by IMS and the Subsidiaries and the addresses thereof. As of the Closing Date, IMS and the Subsidiaries have valid leases in all the real property set forth as being leased by them on Schedule 3.19.

                  SECTION 3.20. Solvency. (a) Immediately after the consummation of the Recapitalization and the Credit Events to occur on the Closing Date, (i) the fair value of the assets of each Loan Party will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Loan Party; (ii) the present fair saleable value of the assets of each Loan Party will be greater than the amount that will be required to pay the probable liability of such Loan Party on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

                  (b) None of IMS or the Subsidiaries intends to, or to permit any Subsidiary to, and each does not believe that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and each Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness and the Indebtedness of each Subsidiary.

                  SECTION 3.21. Labor Matters. Except as set forth on Schedule 3.21, there are no strikes or other work stoppages or labor disturbances pending or threatened against IMS or any Subsidiary.

                  SECTION 3.22. No Foreign Assets Control Regulation Violation. None of the Transactions will result in a violation of any of the foreign assets control regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended (including the Foreign Assets Control Regulations, the Cuban Assets Control Regulations, the Iranian Transactions Regulations, the Libyan Sanctions Regulations, the Iraqi Sanctions Regulations and the Unita (Angola) Sanctions Regulations contained in said Chapter V), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefor, nor will the proceeds of any Loan be used in a manner that would violate any thereof.


ARTICLE IV.  CONDITIONS OF LENDING

                  The obligations of the Lenders to make Loans and of the Fronting Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

                  SECTION 4.01. All Credit Events. On the date of each Borrowing and on the date of each issuance of a Letter of Credit (each such event being called a "Credit Event"):

                  (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 or, in the case of the issuance of a Letter of Credit, the Fronting Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.20(b).

                  (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of and after giving effect to such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) IMS and each Subsidiary shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

                  (d) After giving effect to such Credit Event, the aggregate obligations of the applicable Borrower shall be in an amount, and shall involve payments, that can reasonably be supported by such Borrower taking into account the actual and reasonably expected cash flows of such Borrower, the value of the assets of such Borrower included in the Collateral and the other Indebtedness and obligations of such Borrower.

Each Credit Event shall be deemed to constitute a representation and warranty by each Borrower to whom a Loan is made and IMS on the date of such Credit Event as to the matters specified in paragraphs (b) (except as aforesaid), (c) and (d) of this Section 4.01.

                  SECTION 4.02.  First Credit Event.  On the Closing Date:

                  (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Fronting Bank, (i) a favorable written opinion of (A) Wilson Sonsini Goodrich & Rosati, counsel for IMS, IMS Foreign Holdings and the U.S. Borrower, substantially to the effect set forth in Exhibit G-1 and (B) each local counsel listed on Schedule 4.02(a), substantially to the effect set forth in Exhibit G-2, G-3, G-4, or G-5, as applicable, in each case (1) dated the Closing Date,
         (2) addressed to the Fronting Bank, the Administrative Agent and the Lenders, and (3) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and each of IMS and the Subsidiaries hereby requests such counsel to deliver such opinions; and (ii) a copy of each opinion of counsel required to be delivered by or on behalf of any party to the Recapitalization Agreement or Redemption Agreement pursuant to or under any such agreement, in form and substance reasonably acceptable to the Administrative Agent and its counsel, and accompanied by a letter from such counsel delivering such opinion expressly granting the Administrative Agents, the Lenders and the Fronting Bank the right to rely thereon.

                  (b) The Administrative Agent shall have received in the case of IMS, IMS Foreign Holdings and the U.S. Borrower each of the items referred to in clauses (i) (A), (B) and (C) below, and in the case of each other Loan Party, the analogous documentation with respect to its jurisdiction of organization (other than with respect to the Thai Borrower, a certificate as to its good standing): (i) (A) a copy of the certificate or articles of incorporation, articles of organization or certificate of formation, as applicable, including all amendments thereto, of IMS, IMS Foreign Holdings and the U.S. Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each of them as of a recent date, from such Secretary of State; (B) a certificate of the Secretary or Assistant Secretary of each of them dated the Closing Date and certifying (1) that attached thereto is a true and complete copy of its by-laws as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause
         (2) below, (2) that attached thereto is a true and complete copy of resolutions duly adopted by its Board of Directors authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of each Borrower, such Borrower's Borrowings and any issuances of Letters of Credit for the account of such Borrower hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (3) that its certificate or articles of incorporation, articles of organization or certificate of formation or partnership agreement, as applicable, have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (A) above, and (4) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such person; and (C) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (B) above; and (ii) such other documents as the Lenders, the Fronting Bank, Cravath, Swaine & Moore, counsel for the Administrative Agent, or counsel for the Administrative Agent in any other jurisdiction may reasonably request.

                  (c) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of IMS, IMS Foreign Holdings and each Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b), (c) and (d) of Section 4.01.

                  (d) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  (e) Each of the Guarantee Agreements and the Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect.

                  (f) Each of the Pledge Agreements shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding Capital Stock of each of IMS and the Subsidiaries shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and, in the case of certificated shares or interests, certificates representing such shares, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent, and, in the case of uncertificated shares or interests or foreign jurisdictions requiring filings or recordations, registration shall have been made in the books and records of the persons whose shares or interests are being pledged recording each such pledge and any requisite filings or recordations shall have been delivered to the Collateral Agent, and any Indebtedness of IMS or any Subsidiary owed to IMS or any other Subsidiary shall be evidenced by one or more promissory notes which shall be pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the applicable Pledge Agreement if no material tax disadvantage to IMS or any Subsidiary shall result therefrom.

                  (g) Each of the Security Agreements shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement and a consent from the Continuing Shareholder as to the assignment of the Production Agreement, the Recapitalization Agreement and the Redemption Agreement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral described in such agreements shall have been delivered to the Collateral Agent.

                  (h) The Collateral Agent shall have received (i) the results of a search of tax liens, judgments and the Uniform Commercial Code filings (or equivalent filings) made with respect to the Domestic Guarantors in the state in which the chief executive office of each such person is located, any offices of such persons in which records have been kept relating to Accounts and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search and (ii) where applicable, the results of equivalent searches made in each other jurisdiction in which a Loan Party is located, in each case accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released.

                  (i) The Collateral Agent shall have received a Perfection Certificate dated the Closing Date and duly executed by a Responsible Officer of each Loan Party.

                  (j) The EBITDA of IMS and the Subsidiaries on a combined basis for the fiscal year ended March 30, 1996, shall be not less than $8,000,000.

                  (k) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by
         Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

                  (l) All requisite Governmental Authorities and third parties shall have approved or consented to the Recapitalization and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Recapitalization and the other transactions contemplated hereby.

                  (m) The Recapitalization shall have been consummated or shall be consummated substantially simultaneously with the initial Credit Event hereunder in accordance with applicable law and the Recapitalization Agreement, the Redemption Agreement, the Production Agreement and all other related documentation and on terms reasonably satisfactory to the Lenders, and the Lenders shall be satisfied that the aggregate level of Taxes, fees and expenses to be paid by IMS and the Subsidiaries in connection with the Recapitalization and related transactions shall not exceed $2,200,000. The conditions to the Recapitalization set forth in the Recapitalization Agreement and the Redemption Agreement shall have been satisfied without giving effect to waivers or amendments not approved by the Lenders.

                  (n) The Recapitalization shall be satisfactory to the Lenders in all respects; the organizational structure of IMS and the Subsidiaries shall be as set forth on Schedule 4.02(n) and there shall be no holders of capital stock of IMS other than (i) the persons listed on Schedule 1.01(c), who shall hold the Common Stock of IMS, calculated on a fully diluted basis, and Preferred Stock, in each case in the percentages set forth on such Schedule 1.01(c).

                  (o) After giving effect to the Recapitalization, IMS and the Subsidiaries shall have outstanding no Indebtedness for borrowed money or preferred stock other than Indebtedness under the Loan Documents, the Indebtedness set forth on Schedule 6.01, the Subordinated Notes, the Preferred Stock and the Contingent Payment Notes; and the amounts, terms and conditions of all such Indebtedness set forth on Schedule 6.01, the Subordinated Notes, the Preferred Stock and the Contingent Payment Notes shall be satisfactory in all respects to the Lenders (including but not limited to identity of the obligors, interest rates, fees, maturity, amortization, preferences, subordination, covenants, events of defaults and remedies).

                  (p) The Lenders shall be reasonably satisfied in all respects with (a) the tax position and the contingent tax and other liabilities of IMS and the Subsidiaries, (b) the arrangements of IMS and the Subsidiaries for the repatriation of revenues from foreign operations to the United States and to the jurisdictions of the Borrowers and in each case the plans of IMS and the Subsidiaries with respect thereto and (c) the corporate and capital structure and equity ownership and control of IMS and the Subsidiaries and with all legal, tax and accounting matters relating to the Recapitalization, the financing therefor and all other transactions related to the Recapitalization and contemplated hereby, including, without limitation, matters relating to guarantees and security interests under the laws of the jurisdictions of organization of the Subsidiaries.

                  (q) The Lenders shall have received (i) the financial statements referred to in Section 3.05, and (ii) satisfactory pro forma consolidated and consolidating closing balance sheets of IMS as of March 30, 1996, together with a certificate of IMS, dated the Closing Date and signed by the chief financial officer of IMS, to the effect that such statements fairly present the pro forma financial position of IMS and the Subsidiaries in accordance with GAAP after giving effect to the Recapitalization and the related Borrowings hereunder. The Lenders shall be satisfied that such balance sheets and all aspects of the transactions in connection with the Recapitalization are consistent in all material respects with the Confidential Information Memorandum and the information and projections, and the financial model, contained therein. The Borrowers shall also have provided to the Lenders the quarterly plans and forecasts of IMS and the Subsidiaries for fiscal year 1997 and such other financial information as the Administrative Agent may reasonably request in connection with the Recapitalization.

                  (r) The Lenders shall be satisfied with the sufficiency of amounts available under the Revolving Credit Commitments to meet the ongoing working capital requirements of IMS and the Subsidiaries after giving effect to the Recapitalization and the transactions related thereto and contemplated hereby.

                  (s) The Lenders shall be reasonably satisfied with the results of their review of the customers, customer relationships and customer documentation of IMS and the Subsidiaries.

                  (t) The Lenders shall have received an examination, satisfactory in form and substance to the Lenders, of the receivables and inventory of each of IMS and the Subsidiaries after giving effect to the Recapitalization and the other transactions contemplated hereby, and the Administrative Agent shall be satisfied with the billing and payment arrangements in respect of accounts receivable of IMS and the Subsidiaries to be in effect after the Recapitalization, including lock-box and other collection and cash management arrangements, and the Administrative Agent shall have received an agreement from CoreStates Bank, N.A., satisfactory in all respects to the Administrative Agent, with respect to the lockboxes existing on the Closing Date.


ARTICLE V.  AFFIRMATIVE COVENANTS

                  Each of IMS, IMS Foreign Holdings, IMS Cayman, IMS PRC and the Borrowers covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Revolving Credit Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of IMS, IMS Foreign Holdings, IMS Cayman and IMS PRC and the Borrowers will, and will cause each of the Subsidiaries to:

                  SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05.

                  (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material in the aggregate to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, addi tions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                  SECTION 5.02. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

                  SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable Borrower or other Loan Party shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP (or in the case of each Foreign Subsidiary, generally accepted accounting principles of its jurisdiction of incorporation) and such contest operates to suspend collection of the contested obligation or Tax, and enforcement of a Lien.

                  SECTION 5.04. Financial Statements, Reports, etc. In the case of IMS, furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each fiscal year, (i) its consolidated and consolidating balance sheets and related statements of income and changes in financial condition showing the financial condition of IMS and the Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Price Waterhouse LLP or other independent public accountants of recognized standing reasonably acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of IMS and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) a comparison of such annual results to the projections of IMS and the Subsidiaries for such fiscal year delivered under paragraph (e) below;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (i) its consolidated and consolidating balance sheets and related consolidated and consolidating statement of income and consolidated statement of changes in financial condition showing the financial condition of IMS and the Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of IMS and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and
         (ii) a comparison of such quarterly results to the projections of IMS and the Subsidiaries for such fiscal quarter delivered under paragraph
         (e) below;

                  (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 6.10, 6.11, 6.12. 6.13 and 6.14;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by IMS or any Subsidiary with the Securities and Exchange Commission, any Governmental Authority succeeding to any or all of the functions of said Commission or any comparable Governmental Authority in any other jurisdiction, or with any national securities exchange, or distributed to its shareholders, as the case may be;

                  (e) not later than the last day of each fiscal year, (i) quarterly financial projections of IMS and the Subsidiaries for the next succeeding fiscal year and each subsequent fiscal year through the Maturity Date, in form and detail satisfactory to the Administrative Agent and prepared and presented on a basis consistent with the projections included in the Confidential Information Memorandum, all certified by the chief financial officer of IMS to have been prepared in good faith based on assumptions believed to be reasonable, and (ii) a copy of the annual budget of IMS and the Subsidiaries for the next succeeding fiscal year;

                  (f) promptly after receipt thereof, a copy of any notice delivered under the Production Agreement, Recapitalization Agreement or Redemption Agreement that relates to any matter which is material to the rights or interests of the Administrative Agent, the Lenders or the Fronting Bank under this Agreement and the other Loan Documents;

                  (g) promptly after obtaining knowledge thereof, a notice disclosing any inaccuracy in any representation or warranty or schedule contained in or attached to the Recapitalization Agreement or the Redemption Agreement; and

                  (h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of IMS, any Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent, the Fronting Bank and each Lender prompt written notice of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against IMS or any Subsidiary or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

                  SECTION 5.06. Employee Benefits. Each Borrower shall comply in all material respects with the applicable provisions of ERISA and all other applicable laws (including, with respect to any Foreign Plan, all applicable foreign laws) and furnish to the Agent and each Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of such Borrower or any ERISA Affiliate either knows or has reason to know that any ERISA Event has occurred that alone or together with any other ERISA Event would reasonably be expected to result in liability of such Borrower to the PBGC or other Governmental Authority in an aggregate amount exceeding $2,000,000, a statement of a Financial Officer setting forth details as to such ERISA Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such ERISA Event given to the PBGC or other Governmental Authority, (ii) promptly after receipt thereof, a copy of any notice such Borrower or any ERISA Affiliate may receive from the PBGC or other Governmental Authority relating to the intention of the PBGC or other Governmental Authority to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code), or any Foreign Plan or Foreign Plans, or to appoint a trustee to administer any Plan or Plans, or any Foreign Plan or Foreign Plans, (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by such Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by such Borrower or ERISA Affiliate concerning (A) the imposition of Withdrawal Liability in excess of $2,000,000 or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA, if such termination or reorganization would reasonably be expected to result, alone or with any other such termination or reorganization, in increases in excess of $2,000,000 in the contributions required to be made to the relevant Plan or Plans.

                  SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP (solely, in the case of Foreign Subsidiaries, to the extent necessary to comply with the terms of this Agreement) and all requirements of law, and, in the case of each Foreign Subsidiary, generally accepted accounting principles of its jurisdiction of incorporation, are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of IMS, any Borrower or any Subsidiary upon reasonable notice at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of IMS, any Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

                  SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

                  SECTION 5.09. Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits reasonably necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws.

                  SECTION 5.10. Lockbox and Cash Management Arrangements. As soon as practicable and in any event within 90 days after the Closing Date, enter into, and thereafter maintain in effect, lockbox and cash management arrangements reasonably satisfactory in all respects to the Administrative Agent and the Collateral Agent.

                  SECTION 5.11. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. IMS, IMS Foreign Holdings, IMS Cayman, IMS PRC and the Borrowers will, and will cause the other Subsidiaries to, at their cost and expense, on or promptly (but in any event within 30 Business Days) (x) following the date of acquisition or formation of any new Subsidiary pursuant to a Permitted Business Acquisition or (y) in the case of any Subsidiary that has not entered into a Pledge Agreement, following the date on which such Subsidiary first holds any debt or equity securities, promptly secure the Obligations by causing the following to occur: (i) promptly upon creating or acquiring such additional Subsidiary, all of the Capital Stock (and any securities convertible into or exchangeable for Capital Stock) of such Subsidiary will be pledged pursuant to the applicable Pledge Agreement, (ii) all of such other debt or equity securities shall by pledged pursuant to the applicable Pledge Agreement and if the Subsidiary holding such securities is not a party to a Pledge Agreement, such Subsidiary shall enter into or become a party to a Pledge Agreement, and (iii) such Subsidiary will become a party to or enter into a Security Agreement and enter into the Subsidiary Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement as contemplated under such agreements, and will, if such Subsidiary owns any Capital Stock (or any securities convertible into or exchangeable for Capital Stock), become a party to or enter into a Pledge Agreement, and if such Subsidiary owns any material real property, enter into and deliver to the Collateral Agent a first mortgage in respect of such property in form reasonably satisfactory to the Collateral Agent and pay all recording taxes, title insurance costs, survey costs and other costs in connection with such mortgage. In addition, from time to time, IMS and the other Loan Parties will, at their cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall, except as expressly contemplated by this Agreement, be secured by substantially all the assets of each Loan Party (including real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and each Subsidiary shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. Each Subsidiary agrees to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. Notwithstanding any other provision of this Section 5.11, Obligations of Domestic Borrowers and Domestic Guarantors will not (A) be guaranteed by, or secured by the assets or more than 65% of the capital stock of, any Foreign Subsidiary the capital stock of which is owned by a Domestic Subsidiary or (B) guaranteed by, or secured by the assets or the capital stock of, any Foreign Subsidiary the capital stock of which is owned by a Foreign Subsidiary.

                  IMS PRC shall use its best efforts to promptly obtain all approvals, orders, consents and other authorizations from Governmental Authorities in the People's Republic of China (and make any filings or registrations relating thereto) necessary in order for IMS PRC to secure the Obligations of the Foreign Loan Parties by pledging or creating legal and valid and perfected security interests (including by way of mortgages, pledges, liens, assignments or like interests), binding on and enforceable (subject with respect to enforceability to qualifications reasonably acceptable to the Required Lenders) as a matter of law against IMS PRC, in substantially all the assets and properties of IMS PRC (except for such assets and properties in which security interests, mortgages, pledges, liens, assignments or like interests may not be created as a matter of law even after obtaining all such approvals, orders, consents and other authorizations which could be granted by such Governmental Authorities), and shall thereupon grant such valid and perfected security interests to the Secured Parties to secure the Obligations of the Foreign Law Parties (the "IMS PRC Security Grant Event").

                  IMS PRC shall use its best efforts to promptly obtain all appraisals, orders, consents and other authorizations from Governmental Authorities in the People's Republic of China (and make any filings or registrations relating thereto) necessary in order for IMS PRC to become a party to the Subsidiary Guarantee Agreement for its obligations thereunder to be legal, valid and binding on and enforceable as (subject with respect to enforceability to qualifications reasonably acceptable to the Required Lenders) a matter of law against IMS PRC, and IMS PRC shall thereupon become a party to the Subsidiary Guarantee Agreement in the manner set forth therein (the "IMS PRC Guarantee Issuance Event").

                  SECTION 5.12. Audits. From time to time upon the request of the Administrative Agent, permit the Administrative Agent or professionals retained by the Administrative Agent to conduct evaluations and appraisals of the assets included in the Collateral, and pay the reasonable fees and expenses of such professionals in connection with no more than one such evaluation and appraisal for each fiscal year of IMS.

                  SECTION 5.13. Fiscal Year; Accounting. Cause its respective fiscal year to end on the last Saturday in March.

                  SECTION 5.14. Interest Rate Protection Agreements. At the request of the Administrative Agent made to any Borrower, such Borrower shall enter into and thereafter maintain in effect one or more

Interest Rate Protection Agreements with any of the Lenders or other financial institutions the effect of which shall be to limit for a specified period of time the interest on a percentage of the Loans to such Borrower projected to be outstanding during such period to a maximum rate, all as are reasonably specified by the Administrative Agent and as are reasonably acceptable to such Borrower, taking into account then current market conditions, and deliver evidence of the execution and delivery thereof to the Administrative Agent.


ARTICLE VI.  NEGATIVE COVENANTS

                  Each of IMS, IMS Foreign Holdings, IMS Cayman, IMS PRC and the Borrowers covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Revolving Credit Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither IMS, IMS Foreign Holdings, IMS Cayman, IMS PRC nor any Borrower will, nor will they cause or permit any of the Subsidiaries to:

                  SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness existing on the date hereof and set forth in
         Schedule 6.01;

                  (b) Indebtedness created hereunder;

                  (c) in the case of the Guarantors, the guarantees under the Guarantee Agreements and the guarantees under the Contingent Payment Note Guarantees; provided that no payment shall be made by IMS or any Subsidiary on or with respect to the Contingent Payment Note Guarantees relating to any payment due under the terms of any Contingent Payment Note at any time that such payment may not be made by the underlying obligor under such Contingent Payment Note in accordance with the terms of this Agreement;

                  (d) Indebtedness under Interest Rate Protection Agreements entered into in accordance with Section 5.14;

                  (e) subject to Section 6.15, Indebtedness incurred pursuant to a Permitted Intercompany Transfer, other than Permitted Intercompany Transfers outside the ordinary course of business if (i) an Event of Default or (ii) a Default under paragraph (b) or (c) of Article VII shall have occurred and be continuing; provided that any such Indebtedness shall be evidenced by a promissory note which shall be pledged to the Collateral Agent for the benefit of the Lenders pursuant to Section 5.11 if no material tax disadvantage to IMS or any Subsidiary shall result therefrom;

                  (f) in the case of IMS, the Subordinated Notes in an aggregate principal amount not in excess of $12,500,000, and in the case of IMS, the HK Borrower and the Thai Borrower, Contingent Payment Notes in an aggregate principal amount not in excess of $1,700,000, $16,300,000 and $2,000,000, respectively, in each case issued on or prior to the Closing Date;

                  (g) in the case of IMS, Indebtedness in respect of any Guarantee by IMS of (i) obligations of any Borrower under any contract entered into by such Borrower in the ordinary course of business consistent with past practice and (ii) Indebtedness of any Borrower that is otherwise permitted to exist hereunder;

                  (h) in the case of Guarantors, Capital Lease Obligations, mortgage financings and purchase money Indebtedness in an aggregate principal amount outstanding at any time not in excess of $5,000,000 incurred by any Subsidiary prior to or within 270 days after a Capital Expenditure in order to finance such Capital Expenditure and secured, if at all, only by the assets that are the subject of such Capital Expenditure, and extensions, renewals and refinancings thereof if the interest rate with respect thereto and other terms thereof are no less favorable to such Subsidiary than the Indebtedness being refinanced and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced; provided, however, that such refinancing Indebtedness shall not be (i) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (ii) in a principal amount that exceeds the Indebtedness being renewed, extended or refinanced or (iii) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

                  (i) Indebtedness of a Subsidiary which represents the assumption by such Subsidiary of Indebtedness of any other Subsidiary in connection with a merger of such other Subsidiary with or into the first Subsidiary or the purchase of all or substantially all the assets of such other Subsidiary by such first Subsidiary, in each case solely if permitted under Section 6.04;

                  (j) Indebtedness of the Guarantors in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business in an aggregate principal and face amount at any time that taken together with the amount at such time of deposits permitted under Section 6.02(g) shall not exceed $2,000,000, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced; and

                  (k) all premiums (if any), interest, fees, expenses, indemnities, charges and additional or contingent interest on obligations described clauses (a) through (j) above.

                  SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, or assign or transfer any income, revenues or receivables or rights in respect thereof, except:

                  (a) Liens on property or assets of Guarantors existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof and shall not subsequently apply to any other property or assets of IMS or any Subsidiary;

                  (b) any Lien created under the Loan Documents;

                  (c) in the case of Guarantors, any Lien existing on any property or asset prior to the acquisition thereof by any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or (ii) such Lien does not apply to any other property or assets of IMS or any Subsidiary;

                  (d) Liens for Taxes not yet due or which are being contested in compliance with Section 5.03;

                  (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

                  (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

                  (g) in the case of Guarantors, deposits in an amount at any time that taken together with the amount at such time of Indebtedness permitted under Section 6.01(j) shall not exceed $2,000,000 to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (h) in the case of Guarantors, Liens consisting of interests of lessors under capital leases permitted by Section 6.01(h);

                  (i) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of IMS or any Subsidiary; and

                  (j) in the case of Guarantors, purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 75% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of IMS or any Subsidiary.

                  SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Lease-Back Transaction"), other than any Sale and Lease-Back Transaction (a "Permitted Sale and Lease-Back Transaction") which involves (i) a purchase by a Subsidiary of an asset solely for cash consideration on terms not less favorable to such Subsidiary than would prevail in an arm's- length transaction followed within three months by (ii)(A) a sale of such asset by such Subsidiary to a person solely for cash consideration approximately equal to the cash consideration paid by such Subsidiary for such asset under clause (i) above and (B) the leasing of such asset by such Subsidiary from such person on terms not less favorable to such Subsidiary than would prevail in an arm's-length transaction under a lease that is classified as an operating lease under GAAP.

                  SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

                  (a) Investments (i) by IMS in the capital stock of the U.S. Borrower existing on the date hereof, (ii) by the U.S. Borrower in the capital stock of IMS Foreign Holdings existing on the date hereof,
         (iii) by IMS Foreign Holdings in the capital stock of the HK Borrower and IMS Cayman existing on the date hereof, (iv) by the HK Borrower in the capital stock of IMS PRC existing on the date hereof, (v) by IMS Cayman in the capital stock of the Thai Borrower existing on the date hereof, and (vi) made as part of any Permitted Intercompany Transfer;

                  (b) Permitted Investments and investments that were Permitted Investments when made;

                  (c) Interest Rate Protection Agreements entered into in accordance with Section 5.16;

                  (d) intercompany loans permitted to be incurred as Indebtedness under Section 6.01(e);

                  (e) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from any financially troubled Account Debtor to the extent reasonably determined to be necessary in order to prevent or limit loss;

                  (f) investments or acquisitions of assets by a Subsidiary made as part of a Permitted Business Acquisition, provided that the aggregate amount of consideration (whether cash or property, as valued at the time each such investment is made) for all investments and acquisitions made as part of Permitted Business Acquisitions under this paragraph (f) and all other acquisitions of assets by the Subsidiaries (other than Permitted Intercompany Transfers permitted to be made under Section 6.05(e)) shall not exceed $5,000,000 during the fiscal year;

                  (g)(i) loans and advances made to employees of IMS or wholly owned Guarantors in the ordinary course of business not to exceed $250,000 in the aggregate at any time outstanding and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

                  (h) prepayments and other credits to suppliers made in the ordinary course of business consistent with past practice;

                  (i) investments (other than investments listed in paragraphs
         (a) through (h) of this Section), existing on the Closing Date and set forth on Schedule 6.04.

                  SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of or other equity interest in any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person or any assets with an aggregate fair market value in excess of $100,000, except that:

                  (a) Any Subsidiary may purchase and sell Customer Account Equipment and inventory in the ordinary course of business;

                  (b) if at the time thereof and after giving effect thereto no Event of Default or Default shall have occurred and be continuing, (i) any Domestic Subsidiary (other than IMS Foreign Holdings or any Domestic Borrower) may merge with and into any wholly owned Domestic Guarantor (other than IMS) or wholly owned Domestic Borrower, so long as the wholly owned Domestic Guarantor or wholly owned Domestic Borrower is the surviving person, (ii) any Foreign Subsidiary (other than any Foreign Borrower) may merge with and into any Foreign Guarantor or Foreign Borrower organized in the same jurisdiction, so long as the Foreign Guarantor or Foreign Borrower is the surviving person; provided, in the case of clause (ii), that all of the Capital Stock (and warrants to purchase or rights to subscribe for, or securities convertible into or exchangeable for, Capital Stock) of such surviving person, other than directors' or similar qualifying shares required by applicable law, after giving effect to the merger, is owned directly by IMS Foreign Holdings, free and clear of all Liens; and provided further, in the case of clauses (i) and (ii), that no person other than a wholly owned Borrower or wholly owned Guarantor receives any consideration in any such merger;

                  (c) IMS and the Subsidiaries may make any investment or acquisition of assets expressly permitted pursuant to Sections 6.04(a) through (i);

                  (d) subject to the provisions of any applicable Security Document, the Subsidiaries may sell, transfer, lease or otherwise dispose of assets for cash consideration equal to the fair market value of the assets sold, leased or otherwise disposed of, provided that (i) the Non-Equity Net Proceeds thereof are applied in accordance with
         Section 2.09(d)(iii), (ii) the aggregate consideration received in respect of all transactions under this clause (d) shall not exceed $2,000,000 in any fiscal year and (iii) no sale may be made of any Capital Stock (or any warrant to purchase or right to subscribe for or security convertible into or exchangeable for Capital Stock) of any Subsidiary;

                  (e) subject to Section 6.15, IMS and the Subsidiaries may effect Permitted Intercompany Transfers, other than Permitted Intercompany Transfers outside the ordinary course of business if (i) an Event of Default or (ii) a Default under paragraph (b) or (c) of
         Article VII shall have occurred and be continuing; and

                  (f) the Subsidiaries may engage in Permitted Sale and Lease-Back Transactions.

                  SECTION 6.06. Dividends and Distributions; Restrictions on Ability of Subsidiaries To Pay Dividends. (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions to the U.S. Borrower or any wholly owned subsidiary of the U.S. Borrower, and (ii) so long as immediately after giving effect to such payment or distribution no Event of Default or Default shall have occurred and be continuing and IMS and the Borrowers shall be in compliance, on a pro forma basis, with the covenants contained in Sections 6.11, 6.12, 6.13 and 6.14 recomputed as of the last day of the most recently ended fiscal quarter of IMS as if such payment or distribution had been made on the first day of each relevant period for testing compliance, the U.S. Borrower may declare and pay dividends or make other distributions to IMS (A) in an aggregate amount not in excess of $1,000,000 in any fiscal year, to be used by IMS to pay dividends on the Preferred Stock (subject to the subordination provisions applicable thereto), (B) to be used by IMS to fund the payment by IMS of Tax liabilities, legal, accounting and other professional fees and expenses, compensation of officers and employees, fees and expenses of directors of

IMS and other administrative expenses, in each case to the extent actually incurred by IMS and (C) to be used by IMS to make scheduled interest payments due and payable on the Subordinated Notes and the Contingent Payment Notes issued by IMS (but in each case subject to the subordination provisions set forth therein or applicable thereto).

                  (b) Permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other equity interest to the U.S. Borrower or any wholly owned subsidiary of the U.S. Borrower or (ii) make or repay any loans or advances to any wholly owned subsidiary of the U.S. Borrower.

                  SECTION 6.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (a) nothing in this Section 6.07 shall be deemed to restrict Permitted Intercompany Transfers and (b) so long as no Default or Event of Default shall have occurred and be continuing, any Subsidiary may engage in any such transaction in the ordinary course of business at prices and on terms and conditions not less favorable to such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

                  SECTION 6.08. Business of IMS and Subsidiaries. Engage at any time in any business or business activity other than (a) in the case of IMS, the ownership of all the outstanding capital stock of the U.S. Borrower and administrative, sales, marketing and customer services performed on behalf of the Subsidiaries and business activities reasonably related or incidental thereto (which shall in no event include manufacturing or production activities if the revenues of IMS and the Subsidiaries on a consolidated basis attributable to such activities are in excess of $1,000,000), (b) in the case of IMS Foreign Holdings, the ownership of all the outstanding capital stock of the HK Borrower, IMS Cayman and any Foreign Subsidiary acquired or formed in connection with a Permitted Business Acquisition permitted under this Agreement, and business activities reasonably, related or incidental thereto, (c) in the case of IMS Cayman, the ownership of all the outstanding capital stock of the Thai Borrower and business activities reasonably related or incidental thereto and (d) in the case of each of the U.S. Borrower, the HK Borrower, the Thai Borrower and IMS PRC, the business currently conducted by it and business activities reasonably related or incidental thereto.

                  SECTION 6.09. Other Indebtedness and Agreements. (a) Permit any waiver, supplement, modification, amendment, termination or release of or under (i) the Contingent Payment Notes, the Contingent Payment Notes Guarantees or the Subordinated Notes or any instrument, agreement or document evidencing or relating to the foregoing, (ii) the Recapitalization Agreement, the Redemption Agreement or the Production Agreement or any instrument, agreement or document relating thereto, (iii) the Charter and By-laws of IMS or any Subsidiary as amended through the date hereof or (iv) the Certificate of Incorporation; in each case other than waivers, supplements, modifications, amendments, terminations and releases (other than with respect to the Production Agreement, those that would not constitute, and could not reasonably be expected to result in, a Material Adverse Effect ) that do not, individually or in the aggregate, adversely affect the rights or interests of the Company and the Subsidiaries or the Lenders.

                  (b) Directly or indirectly make any distribution or payment, whether in cash, property, securities or a combination thereof or by exercise of any offset or other right (other than scheduled payments of principal and interest as and when due to the extent not prohibited by applicable subordination provisions), in respect of, or offer to pay or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration (or set apart any sum for the aforesaid purposes), or prepay or defease, any Indebtedness of IMS or any Subsidiary (other than Indebtedness under the Loan Documents) prior to the scheduled maturity date of such Indebtedness (or permit to occur any event that would require IMS or any Subsidiary to do any of the foregoing) other than the GECC Loan, which shall be prepaid by IMS within seven Business Days after the Closing Date; except that (i) the cash proceeds received by IMS from any public offering of common stock of IMS may be applied to prepay amounts in respect of the Contingent Payment Notes as and to the extent set forth therein so long as (A) the Quarterly Reduction scheduled to occur on the last Saturday in December, 2000 shall have occurred or shall have been reduced to $500,000 or less and (B) each Quarterly Reduction scheduled to occur prior to the last Saturday in December, 2000 shall have occurred or shall have been reduced to zero, and (ii) up to an amount equal to 50% of Excess Cash Flow with respect to any fiscal year of the Company (the amount of which Excess Cash Flow shall have been set forth in a certificate delivered to the Administrative Agent prior to any application of any amount in respect of such 50% of Excess Cash Flow pursuant to this Section) may be applied to make scheduled annual repayments of principal of any Contingent Payment Note in the immediately following fiscal year of IMS (each of which annual repayments shall have been scheduled to occur on the third, fourth and fifth anniversaries of the Closing Date), provided that in no event shall any amount in respect of such 50% of Excess Cash Flow be applied to any such scheduled annual repayment of principal of any Contingent Payment Note to repay amounts in excess of (A) on the third anniversary of the Closing Date, the amount that would result in more than one-third of the initial principal amount of such Contingent Payment Note having been prepaid or repaid, and (B) on the fourth anniversary of the Closing Date, the amount that, taken together with all prior repayments of such Contingent Payment Note, would result in more than two-thirds of the initial principal amount of such Contingent Payment Note having been prepaid or repaid; provided, however, that (x) payments in respect of the Contingent Payment Notes described in clauses (i) and (ii) above shall be made only if no Event of Default or Default shall have occurred and be continuing or would result from such payment and (y) payments in respect of the Contingent Payment Notes described in clause (ii) above shall be made only if IMS and the Subsidiaries shall have achieved an Interest Coverage Ratio of not less than 5.5 to 1 and a Leverage Ratio of not more than 2.0 to 1, in each case as of the end of and for the most recently ended four-fiscal-quarter period of IMS; and provided further that any prepayment of Contingent Payment Notes in accordance with clause (i) above shall be applied to reduce the remaining scheduled annual contingent repayments under the Contingent Payment Notes as at the end of and in the direct order of maturity thereof.

                  (c) Make any payment or prepayment of any Indebtedness of IMS or any Subsidiary (other than under the Loan Documents) that would violate the terms of any subordination agreement or provision applicable to such Indebtedness or permit any prepayment obligation to arise under any such Indebtedness except as expressly permitted under clauses (i) of Section 6.09(b).

                  SECTION 6.10. Capital Expenditures. Permit the aggregate amount of Capital Expenditures made by IMS and the Subsidiaries, taken as a whole, (i) to exceed $8,000,000 in the period commencing on the Closing Date and ending on the last Saturday in March, 1997, and (ii) in any subsequent fiscal year to exceed the amount set forth below opposite such fiscal year.

                   Fiscal Year                                       Capital Expenditures
                   -----------                                       --------------------
Fiscal year ended on the last Saturday in March, 1998                    $11,000,000
Fiscal year ended on the last Saturday in March, 1999                    $12,000,000
Fiscal year ended on the last Saturday in March, 2000                    $13,000,000
Each fiscal year thereafter                                              $15,000,000;


provided, however, that to the extent the aggregate Capital Expenditures made during the period specified in clause (i) or any subsequent fiscal year are less than the maximum amount permitted to be made by IMS and the Subsidiaries for such period or fiscal year (without giving effect to any amount carried forward from a prior year pursuant to this proviso), up to $2,000,000 of such unused amount may be carried forward to the next succeeding fiscal year; and provided further that with respect to each full fiscal year of IMS after the Closing Date in which EBITDA exceeds the Target EBITDA (such excess, the "Excess EBITDA" for such fiscal year), the amount specified under Permitted Capital Expenditures for such fiscal year shall be increased by an amount equal to 50% of such Excess EBITDA for such fiscal year.

                  SECTION 6.11. Interest Coverage Ratio. Permit the ratio of (a) EBITDA to (b) Consolidated Cash Interest Expense (the "Interest Coverage Ratio")
(i) for the fiscal-quarter period ending on the last Saturday in September, 1996, to be less than 3.10 to 1.00, (ii) for the two-fiscal quarter period ending on the last Saturday in December, 1996, to be less than 3.20 to 1.00,
(iii) for the three-fiscal- quarter period ending on the last Saturday in March, 1997, to be less than 3.40 to 1.00 or (iv) for any four-fiscal-quarter period ending on a date set forth below, to be less than the ratio set forth opposite such date below:


     Date                                              Ratio
     ----                                              -----
The last Saturday in June, 1997                      3.50 to 1
The last Saturday in September, 1997                 3.75 to 1
The last Saturday in December, 1997                  3.75 to 1
The last Saturday in March, 1998                     3.75 to 1
The last Saturday in June, 1998                      3.94 to 1
The last Saturday in September, 1998                 4.13 to 1
The last Saturday in December, 1998                  4.31 to 1
The last Saturday in March, 1999                     4.50 to 1
The last Saturday in June, 1999                      4.75 to 1
The last Saturday in September, 1999                 5.00 to 1
The last Saturday in December, 1999                  5.25 to 1

     Date                                                          Ratio
     ----                                                          -----
The last day of each fiscal quarter of IMS                       5.50 to 1
thereafter


                  SECTION 6.12. Coverage Ratio. Permit the ratio of (a) EBITDA minus Capital Expenditures of IMS and the Subsidiaries to (b) Consolidated Cash Interest Expense for any four-fiscal- quarter period ending on a date set forth below to be less than the ratio set forth opposite such date below:


      Date                                              Ratio
      ----                                              -----
The last Saturday in June, 1997                       1.75 to 1
The last Saturday in September, 1997                  1.75 to 1
The last Saturday in December, 1997                   2.00 to 1
The last Saturday in March, 1998                      2.00 to 1
The last Saturday in June, 1998                       2.19 to 1
The last Saturday in September, 1998                  2.38 to 1
The last Saturday in December, 1998                   2.56 to 1
The last Saturday in March, 1999                      2.75 to 1
The last Saturday in June, 1999                       3.00 to 1
The last Saturday in September, 1999                  3.25 to 1
The last Saturday in December, 1999                   3.50 to 1
The last day of each fiscal quarter of IMS
thereafter                                            3.75 to 1

                  SECTION 6.13. Leverage Ratio. Permit the ratio of (a) Total Debt as of any date set forth below to (b) EBITDA for the four-fiscal-quarter period ending on such date (the "Leverage Ratio") to be in excess of the ratio set forth opposite such date below:


      Date                                              Ratio
      ----                                              -----
The last Saturday in June, 1997                       3.50 to 1
The last Saturday in September, 1997                  3.25 to 1
The last Saturday in December, 1997                   3.25 to 1
The last Saturday in March, 1998                      3.00 to 1
The last Saturday in June, 1998                       2.88 to 1
The last Saturday in September, 1998                  2.75 to 1
The last Saturday in December, 1998                   2.63 to 1

      Date                                              Ratio
      ----                                              -----
The last Saturday in March, 1999                      2.50 to 1
The last Saturday in June, 1999                       2.38 to 1
The last Saturday in September, 1999                  2.25 to 1
The last Saturday in December, 1999                   2.13 to 1
The last day of each fiscal quarter of IMS
thereafter                                            2.00 to 1


                  SECTION 6.14. Minimum EBITDA. Permit EBITDA (i) for the fiscal-quarter-period ending on the last Saturday in September, 1996, to be less than $3,000,000, (ii) for the two-fiscal-quarter- period ending on the last Saturday in December, 1996, to be less than $7,200,000, (iii) for the three-fiscal- quarter-period ending on the last Saturday in March, 1997, to be less than $11,400,000, or (iv) for any four- fiscal-quarter period ending on a date set forth below, to be less than the amount set forth opposite such date below:


      Date                                              Ratio
      ----                                              -----
The last Saturday in June, 1997                       $15,500,000
The last Saturday in September, 1997                  $17,000,000
The last Saturday in December, 1997                   $18,000,000
The last Saturday in March, 1998                      $19,000,000
The last Saturday in June, 1998                       $20,500,000
The last Saturday in September, 1998                  $22,000,000
The last Saturday in December, 1998                   $23,500,000
The last Saturday in March, 1999                      $25,000,000
The last Saturday in June, 1999                       $26,250,000
The last Saturday in September, 1999                  $27,500,000
The last Saturday in December, 1999                   $28,750,000
The last Saturday in March, 2000                      $30,000,000
The last Saturday in June, 2000                       $31,260,000
The last Saturday in September, 2000                  $32,500,000
The last Saturday in December, 2000                   $33,750,000
The last day of each fiscal quarter of IMS
thereafter                                            $35,000,000

                  SECTION 6.15. IMS PRC. Notwithstanding anything contained herein to the contrary, until the first day (the "IMS PRC Borrower Date") on which (i) both the IMS PRC Security Grant Event and the IMS PRC Guarantee Issuance Event shall have occurred and (ii) the Lenders shall have received an opinion of counsel reasonably acceptable to the Administrative Agent relating to IMS PRC and stating that such events shall have occurred (and, if IMS PRC is to become a Permitted Additional Borrower in accordance with the following sentence, relating to its obligations with respect thereto), permit IMS PRC to own or hold assets with an aggregate value determined in accordance with GAAP in excess of $5,000,000 at any time. IMS PRC shall, if IMS so requests in a notice delivered to the Administrative Agent, become a Permitted Additional Borrower hereunder as of the IMS PRC Borrower Date; provided that in such event IMS PRC shall in no event be permitted to make Borrowings hereunder in excess of the aggregate amount of Borrowings (after taking into account any other applicable Indebtedness) permitted by applicable law (which amount shall in the event of each Borrowing be confirmed by a certificate of a Responsible Officer delivered to the Administrative Agent together with the applicable Borrowing Request).


ARTICLE VII.  EVENTS OF DEFAULT

In case of the happening of any of the following events ("Events of Default"):

(a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the payment of any principal of any Loan or the reimbursement of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and such default shall continue for one Business Day;

(c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d) default shall be made in the due observance or performance by IMS, any Borrower or any other Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05 or 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by IMS, any Borrower or any other Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to IMS;

(f) IMS, any Borrower or any other Subsidiary shall fail to pay after any applicable grace period any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $2,000,000, when and as the same shall become due and payable;

(g) IMS, any Borrower or any other Subsidiary shall fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness, or any other event or condition shall occur or exist, if the effect of any failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due or to be redeemed or repurchased prior to its stated maturity;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of IMS, any Borrower or any other Subsidiary, or of a substantial part of the property or assets of IMS, any Borrower or any other Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for IMS, any Borrower or any other Subsidiary or for a substantial part of the property or assets of IMS, any Borrower or any other Subsidiary or (iii) the winding-up or liquidation of IMS or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) IMS, any Borrower or any other Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above,
         (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for IMS, any Borrower or any other Subsidiary or for a substantial part of the property or assets of IMS, any Borrower or any other Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take any action for the purpose of effecting any of the foregoing;

                  (j) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 shall be rendered against IMS, any Borrower, any other Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of IMS, any Borrower or any other Subsidiary to enforce any such judgment;

                  (k) one or more ERISA Events or Foreign Benefit Events shall have occurred with respect to any Plan or Plans, or any Foreign Plan or Foreign Plans, that reasonably could be expected to result in liability of IMS or any Subsidiary to the PBGC or any other Governmental Authority or to a Plan or Foreign Plan in an aggregate amount exceeding $2,000,000 and, within 30 days after the reporting of any such ERISA Event or Foreign Benefit Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to Section 5.06, the Administrative Agent shall have notified the IMS in writing that (i) the Required Lenders have made a determination that, on the basis of such ERISA Events or Foreign Benefit Events or the failure to make a required payment, there are reasonable grounds
         (A) for the termination of such Plan or Plans, or such Foreign Plan or Foreign Plans, by the PBGC or other Governmental Authority, (B) for the appointment either by the appropriate United States District Court of a trustee to administer such Plan or Plans or by an applicable court of law outside the United States of a trustee to administer such Foreign Plan or Foreign Plans or (C) for the imposition of a lien in favor of a Plan or Foreign Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans or by an applicable court of law outside the United States of a trustee to administer such Foreign Plan or Foreign Plans; or the PBGC or other Governmental Authority shall institute proceedings to terminate any Plan or Plans or any Foreign Plan or Foreign Plans;

                  (l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Borrower or any other Subsidiary not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except (i) to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under a Pledge Agreement or to file applicable UCC continuation statements, (ii) with respect to mortgages on assets in Thailand constituting Machinery (as defined in the Thailand Security Agreement), during the period of seven months (x) after the Closing Date or (y) with respect to any such asset, after such asset becomes Machinery, in each case so long as the Thai Borrower is using its best efforts to cause such Mortgage on such Machinery to be registered in accordance with the laws of Thailand, (iii) solely with respect to perfection, for rights under any IEAT Land Lease Agreement (as defined in the Thailand Security Agreement) during the period commencing on the date hereof and ending sixty days thereafter and (iv) except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;

                  (m) any Loan Document shall not be for any reason or shall be asserted by IMS, any Borrower or any Subsidiary not to be, in full force and effect and enforceable in all material respects in accordance with its terms;

                  (n) there shall have occurred a Change in Control; or

                  (o) Hyundai Electronics America or Hyundai Electronics Industries shall cease to own beneficially and control at any time shares representing at least 51% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Continuing Shareholder unless for any fiscal year of IMS commencing after the Closing Date and ending prior to such time the contribution to the gross profit of IMS and the Subsidiaries on a consolidated basis for such fiscal year represented by transactions between the Continuing Shareholder, on the one hand, and IMS and the Subsidiaries, taken together, on the other hand, is (x) less than $5,000,000 and (y) less than 15% of the total gross profit of IMS and the Subsidiaries on a consolidated basis for such fiscal year.

then, and in every such event (other than an event described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to IMS and the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Revolving Credit Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event described in paragraph (h) or (i) above, the Revolving Credit Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding.


ARTICLE VIII.  THE AGENTS

                  In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Fronting Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Fronting Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Fronting Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Fronting Bank (i) all payments of principal of and interest on
(A) the Revolving Loans, (B) the HK Offered Rate Facility Loans, (C) only after a Thai Facility Participations Event, the Thai Facility Loans and (D) only after a Thai Offered Rate Facility Participations Event, the Thai Offered Rate Loans,
(ii) all payments in respect of L/C Disbursements and (iii) all other amounts due to the Lenders hereunder (other than Thai Facility Loans and Thai Offered Rate Loans except pursuant to clauses (C) or (D) above), and promptly to distribute to each Lender or the Fronting Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to IMS and the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder, provided that the Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Administrative Agent has received notice from a Lender or a Loan Party referring to this Agreement, describing such Event of Default and stating that such notice is a "notice of an event of default"; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by any Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

                  Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for, or be required to ascertain or to make any inquiry concerning the accuracy or completeness of, any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by IMS or any Subsidiary of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan

Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to IMS or any Subsidiary on account of the failure of or delay in performance or breach by any Lender or the Fronting Bank of any of its obligations hereunder or to any Lender or the Fronting Bank on account of the failure of or delay in performance or breach by any other Lender or the Fronting Bank or IMS or any Subsidiary of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel. In no event any Agent be obligated to take any action, or omit to take any action, in contravention of any applicable law or regulation.

                  The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                  Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders, IMS and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the consent of IMS, which shall not be unreasonably withheld. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with IMS, any Borrower or any other Subsidiary or other Affiliate thereof as if it were not an Agent. Each Agent in its capacity as Agent shall be deemed not to have received any notice, information or document except for notices delivered, information contained in notices delivered or documents under cover of notices delivered to such Agent in accordance with Section 9.01, irregardless of any receipt of any notice, information or document by any such Agent other than in its capacity as Agent.


                  Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Revolving Credit Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by IMS or the Borrowers and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrowers or any other Loan Party, provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


ARTICLE IX.  MISCELLANEOUS

                  SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to IMS, IMS Foreign Holdings, IMS Cayman, IMS PRC or any Borrower, to it at 211 River Oaks Parkway, San Jose, CA 95134, Attention of Mr. Robert G. Behlman (Telecopy No. 408 432-4337);

                  (b) if to the Administrative Agent, to Chemical Bank Agency Services Corporation, Grand Central Tower, 140 East 45th Street, New York, New York 10017, Attention of Gloria Javier, (Telecopy No. (212) 622-0136), with a copy to Chase Securities Inc., at 270 Park Avenue, New York 10017, Attention of Edmond DeForest (Telecopy No. (212) 270-6068); and to Chemical Bank, 44th Floor, Edinburgh Tower, 15 Queen's Road, Central, Hong Kong, Attention of Godfrey Chu, (Telecopy No. (852) 2845-9062), with a copy to Chemical Securities Asia Limited, 39th Floor, One Exchange Square, Central, Hong Kong, Attention of Elizabeth C. Chow (Telecopy No. (852) 2523- 7809);

                  (c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this

Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

                  SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by IMS or any other Loan Party herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Fronting Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Fronting Bank, regardless of any investigation made by the Lenders or the Fronting Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Credit Commitments have not been terminated. The provisions of Sections 2.12, 2.14, 2.18 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Revolving Credit Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Fronting Bank.

                  SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by IMS, IMS Foreign Holdings, IMS Cayman, IMS PRC and each Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                  SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the IMS, IMS Foreign Holdings, IMS Cayman, IMS PRC, each Borrower, the Administrative Agent, the Fronting Bank, the Thai Facilities Lender, the HK Facility Lender, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, (x) the Administrative Agent and IMS (and, in the case of any assignment of a Revolving Credit Commitment, the Fronting Bank, the Thai Facilities Lender and the HK Facility Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of the Revolving Credit Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,000,000 (or, if less, the entire remaining amount of such Lender's Revolving Credit Commitment), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and

Acceptance, have the rights and obligations of a Lender under this Agreement and
(B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 2.18 and 9.05, as well as to any Fees accrued for its account and not yet paid).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Credit Commitment, and the outstanding balance of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of IMS or any Subsidiary or the performance or observance by IMS or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender, and each Borrower to whom each such Loan was made; pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and IMS, IMS Foreign Holdings, IMS Cayman, IMS PRC, any Borrower, the Administrative Agent, the Fronting Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Fronting Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of IMS, the Fronting Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Fronting Bank. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

                  (f) Each Lender may without the consent of IMS, the Fronting Bank, the Thai Facilities Lender, the HK Facility Lender or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.14 and 2.18 to the same extent as if they were Lenders; provided that no such participating bank or entity shall be entitled to receive any greater amount pursuant to such Sections than a Lender would have been entitled to receive in respect of the amount of the participation sold by such Lender to such participating bank or entity had no sale occurred, and (iv) IMS, IMS Foreign Holdings, IMS Cayman, IMS PRC, the Borrowers, the Administrative Agent, the Fronting Bank, the Thai Facilities Lender, the HK Facility Lender and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or increasing or extending the Revolving Credit Commitments).

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to IMS or any Subsidiary furnished to such Lender by or on behalf of IMS or any Subsidiary; provided that, prior to any such disclosure of information designated by IMS or any Subsidiary as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

                  (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

                  (i) Neither IMS, IMS Foreign Holdings, IMS Cayman, IMS PRC nor any Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Fronting Bank and each Lender, and any attempted assignment without such consent shall be null and void.

                  (j) In the event that Standard & Poor's Ratings Group and Moody's Investors Service, Inc. shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB+ and Baa1, then each of the Fronting Bank, the Thai Facilities Lender and the HK Facility shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request each Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and
(ii) the Fronting Bank, the Thai Facilities Lender, the HK Facility Lender or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

                  SECTION 9.05. Expenses; Indemnity. (a) IMS and the Borrowers agree, jointly and severally, to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Fronting Bank in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

                  (b) IMS and the Borrowers agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender and the Fronting Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by IMS or any of the Subsidiaries, or any Environmental Claim related in any way to IMS or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Revolving Credit

Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Fronting Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

                  (d) The Borrowers hereby confirm that by execution hereof they have assumed all liabilities and obligations of the Prudential Investor and the Oak Investors for fees, expenses and indemnities contained in the Commitment Letter and the Fee Letter, and hereby agree to pay and satisfy all such liabilities and obligations as and when due.

                  SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of IMS or any Borrower against any of and all the obligations of IMS or any Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Fronting Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Fronting Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by IMS or any Subsidiary therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on IMS or any Borrower in any case shall entitle the IMS or any Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by IMS, IMS Foreign Holdings, IMS Cayman, IMS PRC, the Borrowers, and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) change or extend the Revolving Credit Commitment or decrease or extend the date for payment of the Commitment Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.15 or 9.04(i), the provisions of this Section, the definition of the term "Required Lenders" or release any Guarantor or all or any substantial part of the Collateral, without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Fronting Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Fronting Bank.

                  SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREE MENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

                  SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

                  SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.15. Jurisdiction; Consent To Service of Process. (a) Each of IMS, IMS Foreign Holdings, IMS Cayman, IMS PRC and the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Fronting Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against IMS, any Borrower, IMS Foreign Holdings, IMS Cayman, IMS PRC or their respective properties in the courts of any jurisdiction.

                  (b) Each of IMS, IMS Foreign Holdings, IMS Cayman, IMS PRC and the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.16. Confidentiality. The Administrative Agent, the Collateral Agent, the Fronting Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, the Fronting Bank or any Lender shall be permitted to disclose Information

(a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.16 or (ii) becomes available to the Administrative Agent, the Fronting Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than IMS, IMS Foreign Holdings, IMS Cayman, IMS PRC or a Borrower. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, the Fronting Bank or any Lender based on any of the foregoing) that are received from IMS, IMS Foreign Holdings, IMS Cayman, IMS PRC or a Borrower and related to IMS, IMS Foreign Holdings, IMS Cayman, IMS PRC or a Borrower, any shareholder of IMS or any employee, customer or supplier of IMS, IMS Foreign Holdings, IMS Cayman, IMS PRC or a Borrower, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Fronting Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by IMS, IMS Foreign Holdings or a Borrower, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 9.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        INTERNATIONAL MANUFACTURING
                                        SERVICES, INC.,

                                        by
                                                 -------------------------
                                                 Name:
                                                 Title:


                                        IMS BORROWER, INC.,

                                              by
                                                 -------------------------
                                                 Name:
                                                 Title:

                                        IMS HOLDCO, INC.,

                                              by
                                                 -------------------------
                                                 Name:
                                                 Title:


                                        MAXTOR (HONG KONG) LIMITED,

                                              by
                                                 -------------------------
                                                 Name:
                                                 Title:


                                        IMS INTERNATIONAL MANUFACTURING
                                        SERVICES (THAILAND) LIMITED,

                                              by
                                                 -------------------------
                                                 Name:
                                                 Title:


                                        DONGGUAN IMS ELECTRONICS LTD.,

                                              by
                                                 -------------------------
                                                 Name:
                                                 Title:


                                        IMS INTERNATIONAL MANUFACTURING
                                        SERVICES, LIMITED.,

                                              by
                                                 -------------------------
                                                 Name:
                                                 Title:

                                        CHEMICAL BANK, individually and as
                                        Administrative Agent, Collateral Agent
                                        and Fronting Bank,

                                              by
                                                 -------------------------
                                                 Name:
                                                 Title: